UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Brinker International, Inc.

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BRINKER

INTERNATIONAL®

2017	Notice of Annual Meeting and Proxy Statement

BRINKER

INTERNATIONAL®

6820 LBJ Freeway

Dallas, Texas 75240

(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 16, 2017

September 27, 2017

Dear Shareholder:

We invite you to attend the annual meeting of shareholders of Brinker International, Inc. to be held at 9:00 a.m. (CST), on Thursday, November 16, 2017, at the Brinker International, Inc. (“Company”) principal executive office campus, in the building located at 6700 LBJ Freeway, Dallas, Texas 75240. At the meeting, we will: (1) elect nine (9) directors for one-year terms; (2) vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal 2018 year; (3) cast an advisory vote on executive compensation; (4) cast an advisory vote on the frequency of future advisory votes on executive compensation; and (5) conduct any other business properly brought before the meeting.

Your Board of Directors has chosen September 18, 2017 as the date used to determine the shareholders who will be able to attend and vote at the annual meeting. If you owned shares in Brinker, at the end of business on that day, you are invited to attend the annual meeting. Seating at the meeting will be limited to Brinker’s shareholders, proxy holders and Brinker’s invited guests. If you own your shares in your own name, please bring photo identification to the meeting. If you hold your shares through a bank, broker or other third party, please bring photo identification and a current statement from that party showing your ownership. Please note that cameras, recording equipment and other electronic devices will not be permitted at the meeting.

Your vote is important. Whether or not you plan to be present at the meeting, please take time to vote. If you decide not to attend the annual meeting, you may vote on these proposals by proxy. To do so, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials you received, over the Internet or by telephone after your review of the proxy materials at www.proxyvote.com (by using your 12-digit control number on the Notice of Internet Availability of Proxy Materials to access the website) or, upon your request, after receipt of hard copies of proxy materials. We ask that you cast your vote as promptly as possible. You may also request a paper copy of the proxy card to submit your vote if you prefer. We do encourage you to vote by Internet. It is convenient and saves postage and processing costs. If you have voted by Internet, by mail or by telephone and later decide to attend the annual meeting, you may come to the meeting and vote in person.

We look forward to seeing you at the meeting.

Very truly yours,

Wyman T. Roberts

President and Chief Executive Officer

BRINKER INTERNATIONAL, INC.

Making People Feel Special	Brinker International • 2017 Notice & Proxy

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout the Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

ANNUAL MEETING INFORMATION

Thursday, November 16, 2017 9:00 AM CST
Brinker International Inc. Principal Executive Office 6700 LBJ Freeway Dallas, Texas 75240

SHAREHOLDERS ACTION

Proposals:	Board Voting Recommendation	Votes Required	Page Reference
Election of Directors	FOR each nominee	Majority	5-9
Ratification of Independent Registered Public Accounting Firm	FOR	Majority	10
Advisory Vote on Executive Compensation	FOR	Majority	11
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	1 YEAR	Majority	12

VOTING YOUR SHARES

Your vote is important. Whether you plan to attend the annual meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials. You may vote:

By Internet Visit www.proxyvote.com, and enter your 12-digit control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials)	By Mail Request, complete and mail a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials

By Phone Call phone number located on proxy card	In Person Attend annual meeting and vote by ballot

If you submit your proxy by telephone or Internet, you do not need to return your proxy card by mail.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 1

ANNUAL MEETING ADMISSION

Voting:	Only shareholders as of the Record Date (September 18, 2017) are entitled to vote.
Attending the Annual Meeting in Person:

If you are a registered shareholder (the shares are held in your name), you must present valid identification to vote at the annual meeting. If you are beneficial shareholder (your shares are held in the name of a bank or brokerage firm), you will also need to obtain a “legal proxy” from the registered shareholder to vote at the annual meeting.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Board of Directors has the following standing committees and current committee composition:

Board Members	Audit Committee	Compensation Committee	Governance & Nominating Committee
Joseph M. DePinto*
Elaine L. Boltz	M		M
Harriet Edelman	M		C
Michael A. George	M	M
William T. Giles	C	M
Gerardo I. Lopez	M		M
George R. Mrkonic		C	M
Jose Luis Prado		M
Wyman T. Roberts**
Meetings During Fiscal 2017	12	6	4

C—Committee Chair

M—Member

*	Chairman of the Board
**	As the only non-independent member of the Board, Mr. Roberts does not serve on any Board committees.

Board Skills and Core Competencies

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart below:

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Our Board is also diverse in age, tenure and gender, as reflected on the following illustrations:

Age	Gender

Tenure

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PROPOSAL 1

ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from voting or vote against the nominees when you send in your proxy. If any nominee becomes unavailable for election as a result of an unexpected occurrence, we will use your shares to vote for a substitute nominee that the Board of Directors proposes unless you have abstained from voting or voted against the nominees. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. All nominees are currently serving as directors of the Company and all were elected by the shareholders at the 2016 annual meeting of shareholders.

Information About Nominees

We are furnishing below certain biographical information about each of the nine nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee:

∎ Elaine L. Boltz

Ms. Boltz is the former Senior Vice President, E-Commerce for The TJX Companies, Inc., having served in that role from March 2011 to November 2016. Before joining TJX, Ms. Boltz was Senior Vice President of Strategy, E-Commerce and Marketing for Chico’s FAS, Inc., and a member of the company’s Executive Committee from January 2008 to December 2009. Prior to this role, she served as Executive Vice President, Chief Strategy and Marketing Officer for Ann Inc. From 1996 to 2004, she was with the Boston Consulting Group, where she was a Principal within the retail consulting practice. Ms. Boltz currently serves as a Board Member for Shop.org and on the Board and Executive Committee of the Massachusetts Innovation & Technology Exchange.

Director since 2015	Specific Qualifications, Attributes, Skills and Experience:
Age: 48

Ms. Boltz brings an extensive career as an executive leader working in multi-site retail and consumer service environments. She has significant experience in strategy, marketing, e-commerce and digital business in the retail industry.

Board Committees: Audit and Governance & Nominating
Other Public Company Boards: None

Making People Feel Special	Brinker International • 2017 Notice & Proxy 5

∎ Joseph M. DePinto

Mr. DePinto is Chairman of the Board of Directors of the Company, serving in this position since November 2013, and is President and Chief Executive Officer of 7-Eleven, Inc., serving in this position since December 2005. Previously, Mr. DePinto served as President of GameStop Corporation from March 2005 to December 2005. Prior to GameStop, he was employed by 7-Eleven, Inc. from 2002 to 2005 in various roles, most recently Vice President, Operations from 2003 to 2005. Mr. DePinto currently serves on the Board of Directors of 7-Eleven, Inc. and 7 & i Holdings Co., and previously served on the Board of OfficeMax, Inc. He also serves on the Boards of the Business Executives for National Security, the National Association of Convenience Stores, the UT Southwestern Medical Foundation and the Johnny Mac Soldiers Fund.

Director since 2010	Specific Qualifications, Attributes, Skills and Experience:
Age: 54 Board Committees: None Other Public Company Boards: 7 & i Holdings Co.

Mr. DePinto brings his skills and knowledge as chief executive of a large multi-unit retail company operating in domestic and international markets, as well as his experience serving on the boards of other large or public companies. He provides a significant, broad-based understanding of leading a large and/or public company, as well as a unique understanding of all aspects of retailing, including operations, marketing, finance and strategic planning.

∎ Harriet Edelman

Ms. Edelman is Vice-Chairman of Emigrant Bank since November 2010. Previously, Ms. Edelman served as Advisor to the Chairman of Emigrant Bank from June 2008 through October 2010. Prior to Emigrant Bank, Ms. Edelman served as a member of the Executive Committee of Avon Products, Inc., as Senior Vice President and Chief Information Officer of Avon Products, Inc. from January 2000 through March 2008, as Senior Vice President, Global Supply Chain from May 1996 to January 2000, and also served in executive roles in Sales and Marketing. Ms. Edelman serves as a management member of the Board of Emigrant Bank, and also sits on the Board of Directors for Assurant, Inc. Ms. Edelman served on the Board of UCB Pharma from 2012 until 2017. She also serves on the Board of Trustees of Bucknell University.

Director since 2008	Specific Qualifications, Attributes, Skills and Experience:
Age: 61 Board Committees: Audit and Governance & Nominating Other Public Company Boards: Assurant, Inc.

Ms. Edelman brings more than sixteen years of experience serving on large public company boards; working as a senior officer in a worldwide retail company in areas of marketing, sales, information technology, e-commerce, supply chain management and global business; and leading a financial services enterprise. Ms. Edelman has served on Nominating and Governance, Compensation, Audit and Executive Committees of the organizations she’s served.

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∎ Michael A. George

Mr. George is the President and Chief Executive Officer for QVC, Inc. since November 2005. Previously, Mr. George served in various executive roles at Dell, Inc., including Chief Marketing Officer and Vice President and General Manager of U.S. Consumer Business from March 2001 to November 2005. Mr. George also held various roles at McKinsey & Co., Inc. from August 1985 to March 2001. Mr. George currently sits on the Board of Directors for Liberty Interactive Corporation, the Kimmel Center, Alex’s Lemonade Stand Foundation and the Pennsylvania Business Council. Mr. George is also Chair of the Corporate Advisory Council for the National Constitution Center.

Director since 2013	Specific Qualifications, Attributes, Skills and Experience:
Age: 56 Board Committees: Audit and Compensation Other Public Company Boards: Liberty Interactive Corporation

Mr. George brings his skills and knowledge as chief marketing officer of a large consumer products company and chief executive of a large digital consumer products company. He provides an extensive background into brand strategy, marketing, and retail with unique insights into brand engagement with consumers. He also has public company board experience.

∎ William T. Giles

Mr. Giles is the Chief Financial Officer and Executive Vice President, Finance and Information Technology for AutoZone since October 2012. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance, Information Technology and Store Development from January 2007 to October 2012, Chief Financial Officer and Treasurer from June 2006 to December 2006, and Executive Vice President and Chief Financial Officer beginning in May 2006. Mr. Giles was previously employed with Linens Holding Co. (formerly Linens N Things) for 15 years, where he served as Chief Financial Officer from October 1997 to April 2006, Executive Vice President from May 2003 to April 2006, and served as its Principal Accounting Officer until April 2006. Mr. Giles is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Giles currently sits on the Board of Directors for Youth Villages, The AutoZone Liberty Bowl and Lausanne Collegiate School.

Director since 2013	Specific Qualifications, Attributes, Skills and Experience:
Age: 58 Board Committees: Audit and Compensation Other Public Company Boards: None

Mr. Giles brings more than thirty years of financial proficiency and business leadership in the retail products industry and skills as chief financial officer of a public company. He provides unique insights into the strategic, governance and financial issues facing public companies in the retail industry.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 7

∎ Gerardo I. Lopez

Mr. Lopez is the President and Chief Executive Officer of Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. since August 2015. Mr. Lopez previously served as President, Chief Executive Officer and Director of AMC Entertainment, Inc. from March 2009 to August 2015, the Executive Vice President of Starbucks Coffee Company and President of Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of Handleman Company from November 2001 to September 2004. Mr. Lopez also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola and the Procter & Gamble Company. Mr. Lopez currently sits on the Board of Directors of Extended Stay America, Inc. and CBRE, Inc., and previously served on the Boards of AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC., Open Road Films and Recreational Equipment, Inc.

Director since 2013	Specific Qualifications, Attributes, Skills and Experience:
Age: 58 Board Committees: Audit and Governance & Nominating Other Public Company Boards: Extended Stay America, Inc. and CBRE, Inc.

Mr. Lopez brings his skills, knowledge and business leadership as a senior executive at hospitality, entertainment and consumer products companies, as well as his public company board experience. His extensive experience in the U.S. and abroad provides valuable insight into consumer needs and marketplace trends and strategies currently influencing the retail and restaurant industries.

∎ George R. Mrkonic

Mr. Mrkonic is the Non-Executive Chairman of MARU Group, a cloud-based customer insight market research firm based in London and Toronto, since January 2016. Previously he served as the Non-Executive Chairman of Paperchase Products Limited, London, UK from 2005 to 2017, and President of Borders Group, Inc. from December 1994 until January 1997, and Vice Chairman from December 1994 until January 2002. Mr. Mrkonic currently serves as a Director for AutoZone, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc.

Director since 2003	Specific Qualifications, Attributes, Skills and Experience:
Age: 65 Board Committees: Compensation and Governance & Nominating Other Public Company Boards: AutoZone, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc.

Mr. Mrkonic brings his thirty-plus years of experience in the retail industry, as well as his knowledge and skills as a senior executive and director of large public companies. He provides a broad understanding of the complex strategic, governance and financial issues facing large multinational public companies in the current economic environment.

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∎ Jose Luis Prado

Mr. Prado is the Chairman and Chief Executive Officer of Evans Food Group, Ltd. since April 2016. Mr. Prado previously served as President of Quaker Oats North America, a division of PepsiCo, Inc., from January 2011 to September 2014, and as President and Chief Executive Officer of Grupo Gamesa-Quaker, PepsiCo International, Monterrey, Mexico, from August 2002 to December 2010. Mr. Prado currently serves as a Director for Northern Trust Corporation, Chicago Council on Global Affairs, Lyric Opera, National Museum of Mexican Art and Chicago Symphony Orchestra.

Director since 2015	Specific Qualifications, Attributes, Skills and Experience:
Age: 62 Board Committees: Compensation Other Public Company Boards: Northern Trust Corporation

Mr. Prado brings over thirty years of leadership experience in the global food and beverage industry. He also provides strategic planning, risk oversight, substantial international experience and public company board experience.

∎ Wyman T. Roberts

Mr. Roberts is President and Chief Executive Officer of the Company, having been appointed to this position in January 2013. Mr. Roberts previously served as President of Chili’s Grill & Bar from November 2009 to June 2016, as Senior Vice President, Maggiano’s Little Italy President and Chief Marketing Officer since March 2009, and Senior Vice President and Maggiano’s Little Italy President since August 2005. Mr. Roberts previously served as Executive Vice President and Chief Marketing Officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he most recently served as Executive Vice President, Marketing. Mr. Roberts currently sits on the Board of Directors of SP Plus Corporation.

Director since 2013	Specific Qualifications, Attributes, Skills and Experience:
Age: 58 Board Committees: None Other Public Company Boards: SP Plus Corporation

Mr. Roberts brings over thirty years of hands-on experience in the casual dining and entertainment industries, serving in various senior leadership roles in both industries, as well as public company board experience. He provides knowledge and understanding of the restaurant industry, and the leadership ability to continue executing on the Company’s strategic vision.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 9

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected KPMG LLP as our independent registered public accounting firm for fiscal 2018. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of KPMG LLP is not ratified by you, the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions that you may have.

Audit Fees

The following table sets forth the aggregate fees billed, or estimated to be billed, to us for the fiscal years ended June 28, 2017 and June 29, 2016 by our independent registered public accounting firm, KPMG LLP:

Fiscal Year	Annual Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2017	$765,400	$185,700	$279,000	$—
2016	$871,600	$7,500	$339,500	$—

(1)

For fiscal 2017, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($759,900) and the issuance of a consent for franchise disclosure documents ($5,500).

For fiscal 2016, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($866,100) and the issuance of a consent for franchise disclosure documents ($5,500).

(2)	For fiscal 2017, audit-related fees related to the issuance of a comfort letter and the evaluation of technical accounting treatment of certain transactions.

For fiscal 2016, audit-related fees related to the evaluation of technical accounting treatment of certain transactions.

(3)	For fiscal 2017, all tax fees were for review of income tax returns, sales tax returns and consultations regarding federal, state, local and international tax matters.

For fiscal 2016, all tax fees were for review of income tax returns, sales tax returns and consultations regarding federal, state, local and international tax matters.

(4)	For fiscal 2017, there were no other fees.

For fiscal 2016, there were no other fees.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

•	to engage and terminate our independent registered public accounting firm;
•	to pre-approve their audit services and permitted non-audit services;
•	to approve all audit and non-audit fees; and
•	to set guidelines for permitted non-audit services and fees.

All of the fees for fiscal 2017 and 2016 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. For fiscal 2017, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $200,000. In addition, if the fee for a particular item exceeded $40,000, Audit Committee approval was required.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the rules of the U.S. Securities and Exchange Commission (“SEC”), we are asking you to provide an advisory, non-binding vote to approve the compensation awarded to our named executive officers, as we have described it in the Executive Compensation section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the program and compensation awarded; adopting changes to the program; and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to attract and retain top-level, talented leaders in a highly competitive environment; to reward increased shareholder returns and profitable growth; and to align pay to performance.

We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the annual meeting:

RESOLVED, that the shareholders of the Company approve the compensation awarded to the Company’s named executive officers, as disclosed, pursuant to SEC rules, in the Compensation Discussion and Analysis section, the accompanying compensation tables and related narrative in the Proxy Statement for the Company’s 2017 annual meeting of shareholders.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and Compensation Committee (the “Committee”) will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer; it will not be binding on or overrule any decisions by the Board of Directors; and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 11

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by SEC rules, we are asking you to vote, on an advisory, non-binding basis, on how frequently we should present to you the advisory vote on executive compensation. SEC rules require the Company to submit to a shareholder vote at least once every six years whether advisory votes on executive compensation should be presented every one, two or three years.

After careful consideration of the frequency alternatives, the Board believes that a one-year frequency for conducting an advisory vote on executive compensation is appropriate for the Company and its shareholders at this time. Notwithstanding the outcome of this vote, as discussed in the FAQs About the Meeting and Voting section of this Proxy Statement, shareholders, at their discretion at any time, may communicate directly with the Board of Directors on various issues, including executive compensation.

Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is advisory and non-binding on the Company, the Board of Directors and the Committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes on executive compensation. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ONE YEAR ON THE FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

Director Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards, as well as the applicable requirements of the New York Stock Exchange (“NYSE”) and rules of the SEC. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board will not determine any director to be independent if he or she has or has had any of the relationships set forth in the NYSE rules during the time periods specified in such rules. The Board will describe in the Proxy Statement the basis for determining whether any relationship is immaterial.

The Board of Directors has affirmatively determined each of the following directors is an “independent” director as such term is defined, and as required by our Corporate Governance Guidelines and the requirements of the SEC and NYSE.

Elaine L. Boltz	Michael A. George	George R. Mrkonic
Joseph M. DePinto	William T. Giles	Jose Luis Prado
Harriet Edelman	Gerardo I. Lopez

The only member of the Board who is not independent is Wyman T. Roberts. Mr. Roberts, as President and Chief Executive Officer (“CEO”) of the Company, is the only employee member of the Board. The Board has further determined that no material relationship exists between the Company and each non-employee director outside of their service as a member of the Board of Directors. In this proxy statement we may refer to these directors individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Structure

The Board of Directors does not have classes where a director serves multi-year terms. Each director serves for a one-year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Governance and Nominating Committee considers many things, including:

•	the quality of past director service and attendance at Board of Directors and Committee meetings;
•	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service;
•	input from other members of the Board of Directors concerning the performance of that director through the Board’s periodic peer review process, if applicable;
•	the independence of the director; and
•	whether the director has met any age limits for continued service.

Board Committees

The charters for each of the committees, as well as our Corporate Governance Guidelines, are available at no charge to you in the Corporate Governance section of our internet website (http://www.brinker.com/investors/Corporate_Governance.html) or by written request directed to us, at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: Corporate Secretary.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 13

The Board of Directors has affirmatively determined that each member of the Audit, Compensation, and Governance and Nominating Committees meets the independence requirements applicable to those committees required by the NYSE and the SEC.

Audit Committee

The role of the Audit Committee is described in the Report of the Audit Committee later in this Proxy Statement. The Board of Directors has determined that Messrs. Giles and Mrkonic are “audit committee financial experts” as such term is defined in the SEC’s Regulation S-K. Further, the Board of Directors has determined the members of the Audit Committee are “financially literate” as such term is defined by the NYSE and the Audit Committee satisfies the “financial management expertise” standard required by the NYSE.

Compensation Committee

A discussion of the specific nature of the Compensation Committee’s responsibilities and compensation philosophy as they relate to our executive officers is provided to you in the Compensation Discussion and Analysis and Report of the Compensation Committee later in this Proxy Statement.

Governance and Nominating Committee

The Governance and Nominating Committee performs the following functions:

•	recommends to the Board of Directors potential members to be added as new or replacement members to the Board of Directors;
•	recommends to the Board of Directors the nominees for election to the Board of Directors at the annual shareholders meeting;
•	reviews and recommends to the Board of Directors the compensation paid to non-management Board members;
•	reviews and recommends to the Board of Directors matters regarding CEO succession plans;
•	reviews and makes recommendation to the Board of Directors regarding the Corporate Governance Guidelines;
•	reviews the applicable legal standards for “independence” and the criteria applied to determine “audit committee financial expert” status; and
•	reviews the answers to annual questionnaires completed by each of the Independent Directors.

On the basis of this year’s review, the Governance and Nominating Committee delivered a report to the full Board of Directors, and the Board made its “independence” and “audit committee financial expert” determinations.

Board Member Meeting Attendance

During the fiscal year ended June 28, 2017, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served. Also, all members of the Board of Directors attended the Company’s 2016 annual meeting of shareholders. Such attendance allows for direct interaction between you and members of the Board of Directors.

Chairman of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

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The roles of Chairman of the Board of Directors and CEO for the Company are separated. Mr. DePinto serves as Chairman of the Board. The Board believes that the current board leadership structure promotes the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management serving in the role of Chairman of the Board, thus ensuring a continued significant role for independent directors in the leadership of the Company. This structure allows Mr. Roberts, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. An independent Chairman of the Board also simplifies the Company’s corporate governance structure by allowing the Chairman of the Board to convene executive sessions with independent directors. Any decision to change the structure in the future will be based on what the Board believes is the most effective and efficient structure for the Company.

The Chairman of the Board’s duties include:

•	creating and maintaining an effective working relationship with the CEO and management;
•	managing the relationship between the Board as a whole and the CEO and management;
•	providing significant advice, counsel and guidance to the CEO and management on strategic priorities and execution strategies;
•	facilitating discussions among the directors inside and outside the Board meetings;
•	driving practices and improvements on Board effectiveness and productivity;
•	briefing the CEO on issues raised in executive sessions;
•	presiding at all meetings of the Board of Directors;
•	in collaboration with committee chairs and the CEO, scheduling Board meetings, setting meeting agendas and strategic discussions, and providing review of pre-meeting materials delivered to directors;
•	overseeing annual Board and Board Committee evaluations;
•	delivering the annual CEO evaluation;
•	overseeing all governance matters for the Board and shareholders;
•	being available for consultation and direct communication with major shareholders; and
•	carrying out other duties requested by the CEO and the Board as a whole.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks, including, the Company’s enterprise risk management process that monitors and manages key business risks facing the Company. Throughout the fiscal year, the Board regularly reviews information regarding the Company’s strategic, financial and operational risks. The Company’s Compensation Committee oversees the management of risks relating to the Company’s compensation policies and practices. The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting, internal control over financial reporting, and cyber security and data protection, as well as the effectiveness of the Company’s enterprise risk management process. The Audit Committee also assists the Board in its oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm and the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Governance and Nominating Committee oversees risks associated with the independence of the Board of Directors and the Company’s governance structure. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is

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regularly informed through updates provided at full Board meetings, attendance at committee meetings, and committee reports about such risks.

Directors’ Compensation

The Governance and Nominating Committee annually reviews and periodically benchmarks the Board’s compensation to assure that non-employee directors are being fairly and reasonably compensated in relation to the restaurant industry and to comparable U.S. companies. The same proxy peer group used for the Board is used for our named executive officers (identified in more detail in the Benchmarking section of the Compensation Discussion and Analysis of this Proxy Statement). For fiscal 2018, non-employee directors of the Company receive the following compensation in addition to reimbursement for costs incurred in attending meetings of the Board:

Annual Retainer

•	Non-employee Chairman of the Board:

An annual retainer of $250,000, which will be paid or granted in any combination of cash or restricted stock units as elected, so long as at least 50% is in restricted stock units. A 25% match in restricted stock units will be granted for the portion of annual compensation taken in restricted stock units.

•	All other non-employee directors:

An annual retainer of $60,000, which will be paid or granted in any combination of cash or restricted stock units as elected. A 25% match in restricted stock units will be granted for the portion of annual compensation taken in restricted stock units.

Annual Grant (all non-employee directors, including Chairman)

•	An annual grant of restricted stock units at a target value of approximately $100,000 will be made.

Restricted Stock Unit Distribution Timing

•

Directors may choose, prior to the grant, one of four distribution timing options for their restricted stock units: (i) four years after date of grant, (ii) the director’s departure from the Board, (iii) one year following the director’s departure from the Board, or (iv) two years following the director’s departure from the Board. Directors also have the ability to defer receipt of restricted stock units that would otherwise vest for additional 5-year period(s), provided they elect to defer those units at least 12 months before the previously-scheduled vesting date.

Providing a combination of equity and cash provides incentive for our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year. Each director has a choice among cash and restricted stock units for the annual retainer, thus allowing each director to receive compensation in a manner that best fits individual needs. However, both the Board and we believe it is important that each director maintain an equity stake in our Company; therefore, an incentive is provided for any portion of the annual retainer taken in equity.

Equity grants are made on the first business day of the calendar year following the annual shareholders meeting. For fiscal 2018, directors will receive restricted stock units for all of their equity compensation with variable distribution dates ranging from four years after grant to two years following departure from the Board (as described above in this section).

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Board Committee Retainers

Committee members receive the following supplementary annual retainer for accepting their responsibilities:

•	Each member of the Audit Committee receives $20,000 (payable in quarterly installments);
•	Each member of the Compensation Committee receives $12,500 (payable in quarterly installments); and
•	Each member of the Governance and Nominating Committee receives $10,000 (payable in quarterly installments).

Additionally, the Committee Chairs receive a further supplementary retainer for accepting the additional Chair responsibilities as follows:

•	Chair of the Audit Committee receives an annual retainer of $15,000;
•	Chair of the Compensation Committee receives an annual retainer of $12,000;
•	Chair of the Governance and Nominating Committee receives an annual retainer of $10,000; and
•	Lead Director (if Chairman of the Board is an employee director) receives an annual retainer of $25,000.

All of our retainers are paid on the assumption a certain number of Board and Committee meetings (in-person and telephonically) will occur during the year. Directors are expected to attend the Board and their respective Committee meetings, and no additional compensation is paid for attendance at these meetings. If the number of any such meetings exceeds the following totals, each director in attendance at such extra meetings receives the following per meeting fee of $2,000 for in-person meetings and $1,000 for telephonic meetings:

Board of Directors—eight (8) meetings;

Audit Committee—nine (9) meetings;

Compensation Committee—six (6) meetings; and

Governance and Nominating Committee—five (5) meetings.

Our Independent Directors’ compensation has remained flat for the past two fiscal years, and is currently at the 43rd percentile for target total compensation versus our benchmarking proxy peer group.

The stock ownership guidelines applicable to our Directors are set forth in the Stock Ownership Guidelines table of this Proxy Statement.

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Fiscal 2017 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Elaine Boltz(5)	90,000	114,947	—	—	—	—	204,947
Joseph DePinto(5)	125,000	287,438	—	—	—	—	412,438
Harriet Edelman(5)	100,000	99,963	—	—	—	—	199,963
Michael George(5)	92,500	114,947	—	—	—	—	207,447
William Giles(5)	107,500	114,947	—	—	—	—	222,447
Gerardo Lopez(5)	90,000	114,947	—	—	—	—	204,947
George R. Mrkonic(5)	94,500	114,947	—	—	—	—	209,447
Jose Luis Prado(5)	72,500	114,947	—	—	—	—	187,447

(1)

Mr. Roberts is omitted from the Director Compensation Table because he does not receive compensation for serving on our Board. His respective compensation is reflected in the Summary Compensation Table of this Proxy Statement.

(2)

Reflects the aggregate dollar amount of all fees each director earned in fiscal 2017 (whether paid in cash or granted in the form of equity) for service as a director, including annual retainer, committee chair fees, and meeting fees, if any. Mr. DePinto, as Chairman of the Board, had the option to receive $125,000 of his annual retainer in cash or restricted stock units, while the other directors had the option to receive any portion of their $60,000 annual retainer in cash or restricted stock units.

(3)	Reflects the grant date fair value of restricted stock units granted to each director in fiscal 2017, as follows:

•	Each director was granted 2,033 restricted stock units, representing the $100,000 annual grant;
•	Mr. DePinto, as Chairman of the Board, was also granted 2,542 restricted stock units, representing $125,000 of his annual retainer required to be taken in restricted stock units;
•

A 25% match in kind is granted on any portion of the annual retainer converted to restricted stock units. Ms. Boltz and Messrs. DePinto, George, Giles, Lopez, Mrkonic and Prado elected to receive their entire annual retainers in restricted stock units. Ms. Edelman elected to receive 100% of her annual retainer in cash and did not receive any match.

The grant date fair value of the restricted stock units granted to the directors is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) and does not include any reduction in value for the possibility of forfeiture. For restricted stock units, dividends are accumulated and paid upon distribution.

(4)

Our directors receive a complimentary dining card for use in our restaurants. The dining card value used by each director was less than $10,000. The directors no longer receive a tax gross-up payment on the taxable value of their dining card usage. Therefore, the values in this column are zero.

(5)

We have not included a table detailing the Board of Directors outstanding equity. All of our restricted shares are non-forfeitable when granted and we do not report those in the table. Mr. Roberts is omitted from this table as his respective outstanding equity is reflected in the Outstanding Equity Awards Table of this Proxy Statement. Messrs. DePinto, George, Giles, Lopez, Mrkonic, Prado and Mmes. Boltz and Edelman would not be listed on this table because all of their equity ownership is held in restricted stock or restricted stock units and they do not hold any stock options.

Communications with the Board of Directors

If you or any other interested party wishes to communicate with the Board of Directors as a group or with an individual director, you or the interested party may direct such communications to the intended recipient in care of the General Counsel, 6820 LBJ Freeway, Dallas, Texas 75240. The communication must be clearly addressed to the specific group or director. Your Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

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Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1. Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2. Each candidate shall have demonstrated integrity and ethics in both personal and professional settings and have established a record of professional accomplishment in their chosen field.

3. No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4. Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership on at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit their ability to do so.

5. In addition, the Governance and Nominating Committee also desires that candidates possess the following qualities or skills:

(a) Each candidate shall contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b) Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c) Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences may include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas: finance, accounting, sales and marketing, organizational development, strategic planning, information technology and public relations.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant factor in any assessment of a candidate’s suitability.

Board Assessments

Our Board conducts an annual evaluation of itself and its committees to determine the Board’s effectiveness and to identify ways in which to enhance effectiveness. Additionally, the Board conducts periodic evaluations of each of its members. The Board utilizes the feedback and results from these evaluations to determine the need for board refreshment, and the Governance and Nominating Committee utilizes the evaluation process as part of its determination of nominees recommended for election by shareholders at our annual meeting.

Internal Process of Identifying Candidates

The Governance and Nominating Committee uses a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of

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the Board of Directors and shareholders. In determining whether to nominate a candidate, the Governance and Nominating Committee considers the current composition and capabilities of serving directors, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Governance and Nominating Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Governance and Nominating Committee. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts, and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governance and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nomination Rights of Shareholders

As a shareholder, you may recommend one or more candidates to be considered by the Governance and Nominating Committee as a nominee or nominees for election as director of the Company at an annual meeting of shareholders. To do so, you must comply with the notice, information, and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in our public filings with the SEC). In order for the candidate recommendation to be timely for the Company’s 2018 annual meeting of shareholders, your notice to the Secretary of the Company must be delivered to our principal executive offices no later than May 30, 2018. Any such recommendations received by the Secretary will be presented to the Governance and Nominating Committee for consideration. Suitable candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, are then recommended by the Governance and Nominating Committee and, if approved by the Board of Directors, will be included in our recommended slate of director nominees in our proxy statement.

Current Nominations

The Governance and Nominating Committee conducted an evaluation and assessment of all of the current directors, for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Governance and Nominating Committee recommended to the Board that Messrs. DePinto, George, Giles, Lopez, Mrkonic, Prado and Roberts and Mmes. Boltz and Edelman be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Governance and Nominating Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the annual meeting.

Succession Planning

Our Corporate Governance Guidelines require the Board to approve and maintain a succession plan for the CEO and Section 16 Officers of the Company. During fiscal 2017, the Board reviewed and approved the updated succession plans for the CEO and Section 16 Officers as recommended by the Governance and Nominating Committee and Compensation Committees, pursuant to the Corporate Governance Guidelines.

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Code of Ethics

Our Code of Conduct and Ethical Business Policy applies to all members of the Board of Directors and our team members. The Code of Conduct and Ethical Business Policy is reviewed by the Governance and Nominating Committee annually, and revised, as appropriate. You may obtain a copy of the code free of charge in the Corporate Governance section of our internet website (http://www.brinker.com/investors/Corporate_Governance.html) or by written request directed to us, at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: General Counsel.

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EXECUTIVE OFFICERS

Richard Badgley
Brinker Team Member since: 2016 Age: 49 Restaurant Industry Experience: 16 yrs.

Mr. Badgley is Senior Vice President and Chief People Officer, having been appointed to this position in July 2016. Mr. Badgley was previously with TOMS Shoes, LLC, where he served as Vice President of Retail and Talent Management from July 2013 to July 2016. Mr. Badgley also served as Vice President of Learning and Development and Vice President of Global Staffing for Starbucks Corporation from April 2011 to June 2013, and as Vice President of Selection and Staffing for Wyndham Worldwide from 2006 to 2011.

David R. Doyle
Brinker Team Member since: 1994 Age: 57 Restaurant Industry Experience: 23 yrs.

Mr. Doyle is Senior Vice President and Chief Information Officer, having been appointed to this position in August 2013. Mr. Doyle previously served as Senior Vice President and Controller from February 2003 to August 2013, and as Director of Corporate Accounting from July 1994, and was promoted to Vice President of Corporate Accounting in April 1997. Mr. Doyle serves on the Board for Texas Independent Bancshares, Inc.

Charles A. Lousignont
Brinker Team Member since: 2014 Age: 58 Restaurant Industry Experience: 40 yrs.

Mr. Lousignont is Senior Vice President of Supply Chain Management, having been appointed to that position in November 2014. Mr. Lousignont previously served as Chief Procurement Officer for P.F. Chang’s China Bistro from March 2013 to October 2014 and as Vice President of Supply Chain Management for Aramark from August 2009 to February 2013. Mr. Lousignont also held various positions with Centralized Supply Chain Services, LLC, Fazoli’s Restaurant Management, LLC and Long John Silvers from 1991 to 2009. Mr. Lousignont has served as a Director for the National Restaurant Association Supply Chain Study Group since 2012.

Scarlett May
Brinker Team Member since: 2014 Age: 51 Restaurant Industry Experience: 17 yrs.

Ms. May is Senior Vice President, General Counsel and Secretary, having been appointed to that position in December 2014. Ms. May previously served as Senior Vice President, Chief Legal Officer and Secretary of Ruby Tuesday, Inc. from June 2012 until December 2014. Ms. May previously served as Vice President, General Counsel and Secretary from August 2004 to June 2012, and served as Vice President and Assistant General Counsel—Relations and Response from February 2004 to August 2004 for Ruby Tuesday, Inc. Ms. May is a member of The Society for Corporate Governance where she serves as Secretary to the Audit Committee.

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Steve D. Provost
Brinker Team Member since: 2009 Age: 57 Restaurant Industry Experience: 26 Yrs.

Mr. Provost is Executive Vice President and Chief Marketing and Innovation Officer for Chili’s Grill & Bar, having been appointed to this position in March 2017, after previously serving as Senior Vice President and President of Maggiano’s Little Italy from November 2009 to March 2017, and Senior Vice President of Marketing and Brand Strategy for Maggiano’s from April 2009 to November 2009. Mr. Provost previously served as Chief Marketing Officer and Executive Vice President of Quizno’s Master, LLC from 2007 to 2009. Mr. Provost was employed by Yum! Brands, Inc. from 1991 to 2007, serving in various roles, most recently as Head Coach, Southeast Region for the KFC brand from 2003 to 2005 and Chief Marketing Officer for the Long John Silver’s and A&W brands.

Joseph G. Taylor
Brinker Team Member since: 1999 Age: 58 Restaurant Industry Experience: 18 yrs.

Mr. Taylor is Senior Vice President and Chief Financial Officer, having been appointed to this position in August 2017, after previously serving as Interim Chief Financial Officer, Treasurer and Vice President of Investor relations from April 2017 to August 2017, Treasurer and Vice President of Investor Relations from June 2016 to April 2017, and in various other roles from December 1999 to June 2016, including oversight for government relations and corporate communications. Previously, Mr. Taylor spent 18 years in the banking industry in several client-related and corporate finance positions. Mr. Taylor currently serves on the Boards of the National Restaurant Association and the National Council of Chain Restaurants, and as a Trustee of the National Restaurant Association Educational Foundation.

Kelli A. Valade
Brinker Team Member since: 1996 Age: 47 Restaurant Industry Experience: 25 yrs.

Ms. Valade is Executive Vice President and President of Chili’s Grill & Bar, having been appointed to this position in June 2016. Ms. Valade previously served as Executive Vice President and Chief Operating Officer for Chili’s Grill & Bar from July 2009 to June 2016, Senior Vice President of Chili’s Grill & Bar and On the Border PeopleWorks and Brinker Shared Services from October 2008 to July 2009, and Vice President for Emerging Brands and Corporate Human Resources from 2002 to 2008, and Director of Human Resources for On the Border Mexican Grill & Cantina. Ms. Valade previously served as Manager of Training and Recruiting for Carlson Restaurants Worldwide’s Specialty Concepts Division from 1994 until 1996. Ms. Valade holds a seat on the founders board of the Multi-Cultural Food Service Hospitality Alliance and sits on the Advisory Board for People Report and Black Box Intelligence. She is also a member of Women’s Foodservice Forum and served as a Director of the National Restaurant Association from 2013 to 2015.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

During fiscal 2017, our Committee made several changes to executive compensation, beginning with the performance metrics under both the short-term profit-sharing plan (“Profit Sharing Plan”) and the long-term performance share plan (“Performance Share Plan”). Specifically, the Committee changed the performance metric in the Performance Share Plan from relative total shareholder return (“TSR”) to adjusted earnings per share (“EPS”) growth and also changed the performance metric in the Profit Sharing Plan from adjusted EPS to adjusted net income (“Adjusted Net Income”) to avoid having the same performance metric in both plans. The Committee also adopted a “double-trigger” vesting provision in the event of a change in control of the Company for equity awards granted in fiscal 2017, and included this double-trigger change in control provision into change in control and severance agreements with the CEO and the other named executive officers (“NEOs”).

Our fiscal 2017 compensation programs were designed to encourage the achievement of business plans to grow sales and profits primarily in the Chili’s Grill & Bar (“Chili’s”) brand while improving the guest experience through incentives based on Adjusted Net Income, comparable same-restaurant sales (“Comp Sales”) and guests, intent to return (“ITR”) in the case of the Profit Sharing Plan, and our compounded annual growth rate (“CAGR”) in adjusted EPS in the case of the Performance Share Plan. During the year, we focused on food quality and innovation by upgrading the quality of ingredients, introducing new flavors, and developing new cooking techniques. We successfully delivered new menu platforms and value propositions to our guests, including the smokehouse combos, a new line of craft beers, and our “Three for Me” promotion. We leveraged technology in an effort to enhance our digital guest experience by upgrading our mobile app, launching a new online ordering system, and enabling our tabletop device to power our loyalty program. We also completed a reorganization of the Chili’s restaurant operations team and certain departments at the restaurant support center (“RSC”). This reorganization resulted in pre-tax savings of over $5 million in fiscal 2017 and we anticipate pre-tax savings of approximately $12 million on an annualized basis. Finally, we repurchased shares of our common stock.

Growing sales and traffic was a challenge with increasing competition and heavy discounting in the casual-dining industry. Lower oil prices continued to negatively impact sales in our markets with oil dependent economies. We also believe that casual-dining traffic was negatively impacted by lower retail traffic in general, including during the December 2016 holiday season which saw a dramatic shift to online shopping. More consumers opted to eat at home as the decline in grocery costs relative to casual-dining prices allowed consumers to save money. Overall, the industry was softer than we anticipated resulting in a below-target payout under the Profit-Sharing Plan to our CEO, CFO and the next three most-highly compensated NEOs and the forfeiture of shares under the 2015-2017 Performance Share Plan. Please see the sections entitled Fiscal 2017 Profit-Sharing Plan and Performance Shares for additional information.

2017 Compensation Highlights

Following are some of the highlights of our Fiscal 2017 executive compensation programs:

•

Base salary—our CEO’s base salary remained flat as compared to the prior year while our NEO’s received a base salary increase of 3%, which was consistent with the increase available to all team members of the Company’s RSC.

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•	Bonus—payouts under the Profit Sharing Plan were below the target payout for the CEO and the NEOs.

•	Performance Share Plan—the CEO and NEOs received no payout under the fiscal 2015-fiscal 2017 Performance Share Plan.

•	The Compensation Committee prioritized growth in earnings by adopting a CAGR in Adjusted EPS metric in the Performance Share Plan.

•	The Committee switched the financial performance metric in the Profit Sharing Plan from Adjusted EPS to Adjusted Net Income so there would be no overlap with the Performance Share Plan.

•	The Committee added “double-trigger” vesting provisions to future equity awards and to change-in-control agreements.

Highlights of Our Compensation Programs

What We Do:		What We Do Not Do:
✓	Pay for performance	✗	Gross-Ups for Excise Taxes
✓	Annual Say-on-Pay Vote	✗	Reprice Stock Options
✓	Clawback Policy	✗	Fixed Term Employment Agreements
✓	Short- and Long-Term Incentives/Measures	✗	Allow Hedging/Pledging of Securities
✓	Independent Compensation Consultant
✓	Stock Ownership Guidelines
✓	Limited Perquisites
✓	Double-Trigger Change in Control Provisions
✓	Mitigate Inappropriate Risk Taking

Compensation Philosophy

Our compensation programs are structured to reinforce our strategic principles—to be a premier and progressive company with a balanced approach towards sales, profits, guests and team members. Our programs also reflect the competitive environment in which we operate and align with a pay-for-performance philosophy. More specifically we:

•	Use variable compensation plans to make up the majority of potential total compensation, placing significant amounts of compensation “at risk”;
•

Establish incentive plan payout levels that provide an opportunity for participants to earn compensation above median levels when performance goals are exceeded and our stock price increases, and significantly reduced compensation when our financial performance is below expectations or our stock price decreases;

•

Utilize both cash and equity elements with varying time horizons and financial metrics to motivate and reward sustained performance that is aligned with shareholder interests but is not tied to a single financial measure or measurement period that could result in unintended consequences;

•

Provide competitive levels of compensation to attract and retain the best qualified executive talent. Both the Committee and our Brinker leadership team strongly believe that the caliber of our overall officer team makes a significant difference in our sustained success over the long-term;

•	Link our officers’ interests with the sustained performance of the Company by having executives satisfy stock ownership guidelines; and
•	Allow actual compensation to vary based on individual performance.

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Structure and Role of the Compensation Committee

The Committee is comprised entirely of Independent Directors. The Board has also determined that each Committee member meets the qualifications as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Committee is responsible for aligning our compensation programs with our compensation philosophy of rewarding performance. Specifically, the Committee reviews and approves any compensation decisions regarding our key leadership group, which includes our CEO and his direct executive reports and other key officers, including the Executive Officers identified in this Proxy Statement (the “Brinker Leadership Team”) (with input from the CEO). The CEO does not provide input on his own compensation. Further information about the duties of the Committee can be found in the Committee Charter, which is located on our website at http://brinker.com/corp_gov/comp_committee.html. To ensure the Committee is able to effectively carry out its responsibilities, it takes the following actions:

•	Retains an independent consultant (currently Pearl Meyer & Partners) (“Pearl Meyer”) advise on executive compensation.
•

Benchmarks data, with the assistance of an independent third party, to determine competitive compensation levels based on a peer group that represents both restaurant companies and those companies with whom we compete for talent. The peer group for each officer may vary depending on the nature and scope of their individual responsibilities.

•	Approves the design and performance metrics used in our incentive plans.
•	Reviews annually detailed compensation tally sheets for the NEOs.
•	Submits recommendations on the CEO’s compensation to the full Board of Directors for approval and ratification.
•	Holds executive sessions (without our management present) at every Committee meeting.
•	Provides recommendations on compensation-related proposals to be considered at the Company’s annual meeting to the full Board of Directors for approval and ratification.

Say-on-Pay Feedback from Shareholders

At the annual shareholder meeting in 2016, we submitted our executive compensation program for an advisory vote to you, our shareholders, and it received the support of over 96% of the total votes cast on the proposal. Annually, the Compensation Committee reviews the results of the advisory vote and considers feedback as it completes its annual review of each pay element and total compensation packages for our NEOs with respect to the next fiscal year.

Pay for Performance

The Company’s executive compensation programs are aligned with our business initiatives and have been designed to pay commensurate with the level of performance generated. This philosophy is most evident in the mix of pay used to compensate our executives.

Our fiscal 2017 compensation packages for our CEO and NEOs are heavily weighted towards variable compensation. The variable compensation awarded in fiscal 2017 included below target payment of an annual incentive under our short-term incentive plan and the economic value of stock options and performance restricted stock units (“RSUs”) (at target).

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As the graphs below show, performance-based incentives constitute the largest portion of target total direct compensation for our CEO and other NEOs:

Roles of the Compensation Committee, Consultants and Management

The Committee is responsible for determining the compensation of the Brinker Leadership Team, including the NEOs. All compensation recommendations are reviewed and approved by the independent directors of the full Board. The Committee utilizes three sources during their evaluation process: (1) Pearl Meyer, the Board’s independent consulting firm; (2) Meridian Compensation Partners, LLC (“Meridian”); and (3) management. The Committee annually reviews the performance of all consultants. The Committee has also affirmatively determined that Pearl Meyer and Meridian are “independent” as required by the SEC and NYSE.

Pearl Meyer has been retained by and reports directly to the Committee. Pearl Meyer does not have any other consulting engagements with management. The Committee regularly asks Pearl Meyer to provide independent advice on current trends in compensation design, including compensation levels, the merits of particular forms of compensation, relative weighting of compensation elements and compensation best practices.

Meridian is also retained by the Committee and provides detailed benchmarking data based on our benchmarking peer group. Meridian does not have any other consulting engagements with management. Meridian generates an independent report that is utilized in determining compensation levels for our Brinker Leadership Team. A more detailed discussion of the benchmarking process is provided in the Benchmarking section below. Based on the benchmark data and individual performance, the CEO provides input and recommendations to the Committee in setting total compensation for the Brinker Leadership Team, excluding his own compensation. The Committee considers these data sources and applies its own independent judgment in establishing a total compensation program, comprised of base salary, short-term incentives targeted as a percentage of base pay and long-term incentives, which aligns the interests of the executives with those of our shareholders.

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Benchmarking

Meridian provides market data regarding base salary, short-term incentive targets, long-term incentive values and total compensation. The benchmarking proxy peer group is carefully selected based on criteria including restaurant and brand product industries, operating structure, location and size. We were near the median in terms of revenue size as compared to our benchmarking proxy peer group. Proxy data from our benchmarking proxy peer group was blended with data from Meridian’s database, as well as data from other restaurant companies that participate in the Chain Restaurant Total Rewards Association (CRTRA) Compensation Survey, to provide us with benchmark information that we believe accurately reflects the market in which we compete for executive talent. The following table lists the companies used in fiscal 2017 as our benchmarking proxy peer group:

Benchmarking Proxy Peer Group

BJ’s Restaurants, Inc.	The Cheesecake Factory, Inc.	Red Robin Gourmet Burgers, Inc.
Bloomin’ Brands, Inc.	Darden Restaurants, Inc.	Ruby Tuesday, Inc.
Buffalo Wild Wings, Inc.	DineEquity, Inc.	Texas Roadhouse, Inc.
CBRL Group, Inc.	McDonalds Corporation	The Wendy’s Company
Chipotle Mexican Grill, Inc.	Panera Bread Company	Yum! Brands, Inc.

Meridian’s benchmark information was used to establish ranges for total compensation (base salary + short-term cash incentives + long-term equity incentives). We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing our performance, as well as the individual’s performance, criticality, experience, and internal equity. There is no fixed percentage which determines the mix between cash and non-cash compensation, but compensation is significantly weighted towards variable compensation (short and long-term). The table below shows the percentage of fixed versus variable compensation elements for targeted total compensation.

Targeted Fixed Versus Variable Compensation Mix for the Named Executive Officers for Fiscal 2017

Name	Position	Fixed Compensation as a % of Target Total Compensation	Variable Compensation as a % of Target Total Compensation
Wyman T. Roberts	CEO and President	18%	82%
Thomas J. Edwards, Jr.(1)	Former EVP, CFO	32%	68%
Joseph G. Taylor(1)	SVP, CFO	57%	43%
Kelli Valade	EVP, President of Chili’s Grill & Bar	32%	68%
Steve Provost	EVP, Chief Marketing Innovations Officer	35%	65%
Richard Badgley	SVP, Chief People Officer	43%	57%

(1)	Mr. Edwards resigned as Executive Vice President and Chief Financial Officer on April 7, 2017 and Mr. Taylor was appointed Chief Financial Officer on an interim basis on the same day.

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Fiscal 2017 Executive Compensation and Benefit Components

For the fiscal year ended June 28, 2017, the principal components of compensation and benefits for our NEOs were:

•	Base Salary;
•	Short-Term Incentives;
•	Long-Term Incentives;
•	Retirement Benefits;
•	Health and Welfare Benefits; and
•	Perquisites.

In the sections that follow we detail how each component of compensation is evaluated. It is important to note that, while each individual component is reviewed, all decisions are made in a total compensation context.

Base Salary

Base salaries provide our executives with a level of certainty about their compensation. Annually, we review base salaries during our benchmarking process. An individual’s base salary is dependent on the size and scope of the position, his or her experience and, most importantly, his or her performance.

For fiscal 2017, our CEO received no increase to his base salary. The NEOs received a 3.0% merit increase, on average, consistent with the rest of the organization, which also received a 3.0% merit increase, on average.

Short-Term Incentives

Our Profit Sharing Plan is a non-qualified annual incentive arrangement in which all RSC team members, including the NEOs, and certain team members who work for a particular restaurant brand (“brand team member”) participate. The plan measures both financial performance and individual performance.

•	At target, two-thirds of the award is based on financial performance and one-third of the award is based on key performance indicators (“KPIs”).
•

The financial portion of the plan measures actual Adjusted Net Income versus target Adjusted Net Income. These targets are established within the first quarter of our fiscal year by the Board and are designed to reinforce our focus on profitability and enhancement of long-term shareholder value.

•	KPIs are established at the beginning of the year and align with our strategic goals. KPIs can include such items as project implementations, guest satisfaction or employee engagement.

For all of our NEOs, the financial performance portion of the short-term incentive is based on actual Adjusted Net Income. The maximum award that any individual can receive is 200% of his or her individual short-term incentive target, but minimum thresholds must be achieved to earn a payout. The table below details the actual short-term incentive payout versus target for the NEOs:

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Fiscal 2017 Actual Short-Term Incentive Payout versus Target

Name	Position	Short-Term Incentive Actual Payout for Fiscal 2017	Short-Term Incentive Target Payout for Fiscal 2017
Wyman T. Roberts	CEO and President	$638,235	$1,092,308
Thomas J. Edwards, Jr.(1)	Former EVP, CFO	$—	$—
Joseph G. Taylor(1)	SVP, CFO	$57,818	$98,952
Kelli Valade	EVP, President of Chili’s Grill & Bar	$204,023	$349,175
Steve Provost	EVP, Chief Marketing Innovations Officer	$174,383	$298,448
Richard Badgley(2)	SVP, Chief People Officer	$110,669	$189,404

(1)

Mr. Edwards resigned as Executive Vice President and Chief Financial Officer on April 7, 2017 and Mr. Taylor was appointed Chief Financial Officer on an interim basis on the same day. Mr. Edwards was not eligible for a short-term incentive payout.

(2)	Mr. Badgley was hired on July 18, 2016, which resulted in a prorated short-term incentive payout for fiscal 2017.

Fiscal 2017 Profit Sharing Plan

Financial Measure (2/3 Weighting):

For fiscal 2017, the Committee moved away from Adjusted EPS for our short-term plan financial measure because it was the measure used in the Performance Share Plan, and instead used an Adjusted Net Income target for our Profit Sharing Plan. The Committee established a target which was consistent with our long-term goal of annual growth. The Company’s net income was calculated in accordance with generally accepted accounting principles (“GAAP”). Consistent with prior years, and as permitted under the terms of the relevant underlying plan documents, the Committee approved adjustments to the Company’s net income in order to include or exclude specified items, for example, restructuring and impairment costs. For 2017, there were $18.1 million of adjustments to 2017 Net Income, primarily related to severance and benefits from restructuring and restaurant impairment and closure charges. These adjustments increased our 2017 net income under GAAP of $150.8 million to an Adjusted Net Income for the Profit Sharing Plan of $168.9 million. Adjusted Net Income compared to target Adjusted Net Income for the Profit Sharing Plan of $187 million resulted in partial (34.39%) achievement under the financial measure.

KPI Measure (1/3 Weighting):

For the Brinker Leadership Team, including the NEOs, the individual performance portion was based on two equally weighted KPIs: ITR and Comp Sales. The Company utilized the ITR metric as a KPI due to its high correlation with increased guest traffic. The performance goal for ITR was achieved above target performance. However, the Brinker Leadership Team did not meet the Comp Sales goal (missing sales by 3.7%). This performance resulted in a 24.04% achievement under the individual performance metric for the Brinker Leadership Team.

Payout:

The resulting payout for NEOs was 58.43% of target based upon the goal achievement listed above and calculated as such: (2/3 x 51.58% actual Adjusted Net Income achievement + 1/3 x 72.12% KPI achievement).

The formulas used to calculate both plan and actual performance are further outlined in our Profit Sharing Plan.

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Long-Term Incentives

We grant a mix of stock options and performance shares to all of our officers with the belief that meeting our long-term strategic goals will increase our stock price. Target long-term incentive values are determined by the Committee by analyzing benchmark data, individual performance, program cost and total compensation targets. Once the target value is established, the number of shares granted as stock options and performance shares is based on delivering 50% of the value in stock options and 50% of the value in performance shares. Our equity programs give officers a stake in the potential rewards provided to shareholders as a result of the officers’ efforts.

All equity-based awards, including stock options, are granted on the last Thursday of each August. The number of shares granted each year fluctuates based on our stock price, and other equity unit valuation methods (Black-Scholes for stock options). However, the Committee will not grant equity compensation awards in anticipation of the release of material nonpublic information so the grant date could change if such a case should occur.

Stock Options

Stock options are intended to motivate participants to increase our stock price as they only have value if the market price of our stock increases over the closing price of our common stock on the date of grant. The actual compensation realized from stock options is dependent on both the increase in our stock price and each participant’s decision on when to exercise. Our stock options vest 25% per year over four years and have a term of eight years. We target a certain value for each stock option grant. The number of stock options granted is determined by the option fair value at the date of grant, and is calculated using the formula of (A) targeted value of stock option grant divided by (B) the grant date fair value as determined by the Black-Scholes valuation method.

Performance Shares

To balance out the volatility of stock options while still aligning participants with shareholder interests, we also grant performance shares. We target a certain value for each performance-share grant. The number of performance shares granted is determined by the performance share fair value at the date of grant, and is calculated using the formula of (A) targeted value of performance share grant divided by (B) the stock price at grant.

In fiscal 2017, the Committee changed the metric used in the performance shares to better align management in driving stable earnings growth while using cash flows to contract the share base over time. Performance shares in fiscal 2017 will be earned based on our CAGR in Adjusted EPS as compared to a targeted growth of 10% over a three-year measurement period. The Company’s Adjusted EPS will be calculated in accordance with the terms of the underlying plan document, which allows the Committee to make adjustments to the Company’s EPS calculated in accordance with GAAP in order to include or exclude specified items, for example, restructuring and impairment charges.

The target award (which is granted near the beginning of the measurement period) is adjusted by the payout percentage which ranges from 0% to 200% (see chart below). To earn 100% of a target award, we have to achieve 10% CAGR in our Adjusted EPS over the measurement period. To determine Achieved Shares, the number of performance shares awarded will be multiplied by the distribution percentage corresponding to the Company’s CAGR at the end of the measurement period, as compared to the target CAGR of 10% equating to a 100% distribution. The distribution percentage is

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determined using linear interpolation between 0.1% CAGR up to 20.0% CAGR (Ex. 15.1% CAGR = 151% Achieved Share Distribution), as demonstrated in the table below.

Company Adjusted EPS CAGR	Payout Percentage
<=0.0%	—%
1%	10%
10%	100%
19%	190%
>=20.0%	200%

Earned shares are distributed shortly after the completion of the three-year performance period. Earned shares are not subject to further vesting requirements, although they may need to be retained to meet stock ownership guidelines (see discussion below).

Prior to fiscal 2017, performance shares were earned based on TSR compared to a select group of publicly traded restaurant companies over a three-year measurement period. The peer group was based on those companies with whom we compete for investor dollars and executive talent (these companies are also used in our executive compensation benchmarking). TSR is the measurement of the appreciation in the stock price for each company, plus dividends, if any. The target award (which was granted near the beginning of the measurement period) was adjusted by the payout percentage, which ranged from 0% to 175%. To earn 100% of an award, we had to rank at least 7th in our peer group.

For the fiscal 2015—fiscal 2017 Performance Share Plan, we ranked in 13th place and participants earned a 0% payout.

Career Equity

We eliminated the annual Career Equity shares as their small value did not sufficiently engage participants as designed, and adjusted annual grant values to include half stock options and half performance shares.

Retention and Other One-Time Equity Grants

These grants are restricted stock unit awards designed as a retention tool, with shares only vesting with continued employment for either three or five-year cliff-vesting horizons. The number of units granted is determined by the stock price at the date of grant, and is calculated using the formula of (A) the targeted value of the restricted stock unit grant divided by (B) the stock price at grant. Mr. Provost was the only executive who received a retention grant in fiscal 2017, and this grant was awarded in connection with his promotion to the position of Executive Vice President, Chief Marketing and Innovation Officer.

Stock Ownership Guidelines

We have stock ownership guidelines for our Board of Directors and our senior vice presidents and above, including the NEOs. Stock ownership aligns these officers and directors with shareholders and promotes good corporate citizenship. Guidelines were first adopted in fiscal 2007 and are reviewed annually by the Board of Directors, including a comparison of market prevalence and guideline designs.

The guidelines for all senior vice presidents and above define stock ownership to include the value of any shares currently owned; vested, in-the-money stock options (which are valued based on the “in the money” value of the stock option); the value of any unvested restricted stock or restricted stock units; and the value of one-third of any unvested performance shares. We include the value of one-third of the unvested performance shares, because on average it is expected that at least one-third of the shares will vest over multiple performance cycles.

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The guidelines for our Board of Directors define stock ownership to include the value of any shares currently owned; vested, in-the-money stock options (which are valued based on the “in the money” value of the stock option); and the value of unvested restricted stock or restricted stock units.

The guidelines are based on a multiple of base salary (annual retainer in the case of the Board) which is used to calculate the desired value of holdings by position and are as follows:

Stock Ownership Guidelines

Position	Multiplier
Board Member	5X
CEO	6X
EVP or Brand President	4X
SVP	3X

Officers, including the NEOs subject to the guidelines, have five years to accumulate the necessary shares. The five-year period begins on the date the officer is promoted to senior vice president or above. If, however, such officer was not previously an employee of the Company, then the officer will be provided six years to meet the guideline. Should any of these officers be below the guideline after being in the program for five years (or six, as applicable), they may receive half of any short-term incentives in shares until the guideline is met. Directors have four years to accumulate the necessary shares. Currently, all officers and directors are in compliance with the guidelines.

The Company has a written insider trading policy that, among other things, prohibits its directors, officers and employees from engaging in short-sale transactions of Company securities, pledging Company securities, placing Company securities in margin accounts, or engaging in hedging transactions, including trading in any derivative security relating to Company securities. You may obtain a copy of the policy in the Corporate Governance section of our website (http://brinker.com/corp_gov/improper_use_policy.html).

Fiscal 2018 Considerations

Consistent with prior years, the Committee recently conducted a detailed review of our compensation programs and benefits in comparison to our operating climate and the market as a whole. The Committee determined that we had the appropriate mix of compensation and benefits in place (cash, short-term incentives, stock options, restricted stock units and 401(k) Savings Plan (“401(k) Plan”)).

In conjunction with their annual review, the Committee recommended a change that was approved by the Board related to our fiscal 2018 long-term incentive plans. To better align the management team to desired results while balancing retention and engagement of officers, the Committee adjusted the annual grant values mix to include stock options, performance shares and restricted stock units. The restricted stock units will have a cliff vest after three years of continuous service.

	% of Targeted Grant Value
Long Term Vehicle	Fiscal 2017	Fiscal 2018
Stock Options	50%	25%
Performance Shares	50%	50%
Restricted Stock Units	—%	25%

In fiscal 2018, the Committee approved a CEO Special Equity Award (the “Performance-Based Agreement”) in order to incentivize Mr. Roberts to continue leading the Company during a

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transformative period in the industry and to further align his compensation with Company performance and increases in shareholder value. The Performance-Based Agreement grants Mr. Roberts performance-based stock options of 500,000 shares of the Company’s common stock (the “Performance-Based Options”).

One-half of the performance-based options will vest at the end of four years if the Company achieves EPS equal to or greater than $4.40, and one-half of the performance-based options will vest at the end of five years if the Company achieves EPS equal to or greater than $5.00. In the event that the Company’s EPS is below $4.40 at the end of the fourth year, then all of the Performance-Based Options will vest at the end of the fifth year if the Company achieves EPS of equal to or greater than $5.00 per share.

Retirement Benefits

Savings Plans

Our 401(k) Plan and Deferred Income Plan (“Deferred Plan”) are designed to provide the Company’s team members with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) Plan and the Deferred Plan is a non-qualified deferred compensation plan.

•	401(k) Plan

All of our team members, including those who may be classified as highly compensated by the IRS, who have attained the age of 21 and completed both one year and 1,000 hours of service with the Company are eligible to participate in the 401(k) Plan. We will match 100% of each participant’s contribution for the first 3% of the participant’s base salary and bonus and 50% for the next 2% of the participant’s base salary and bonus. All Company contributions vest immediately.

•	Deferred Plan

The Deferred Plan is a non-qualified deferred compensation plan for all of our officers, including the NEOs. None of our NEOs currently participate in the the Deferred Plan.

Retiree Medical Benefits

Select officers, including the NEOs, are eligible to receive retiree medical insurance from us if they meet our definition of retirement (described below in the paragraph of the section entitled Retirement Definitions and Payouts). This fully insured policy is paid for by both the retiree and the Company. The cost split between the retiree and the Company mimics that of the cost split for our active employees and their medical benefits. Currently, that percentage is approximately 70% of the cost paid by the Company and 30% of the cost paid by the participant. Participants are eligible to receive this coverage until age 65.

Health and Welfare Benefits

All of our salaried employees are eligible for health and welfare benefits, including the NEOs. Our salaried employees also receive term life insurance, short-term disability and long-term disability. The level of Company-provided coverage for the senior vice presidents and above, including the NEOs, is at a higher rate than other employees for some Company-provided benefits. We have provided detailed information in the chart below for the NEOs.

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Company-Paid Benefits for the Named Executive Officers

	Life Insurance	AD&D Insurance	Long-Term Disability	Long-Term Care
Benefit	4× Salary up to $3.5M	2× Salary up to $1M	70% Wage Replacement up to $30K per month	$201 daily benefit amount

Perquisites

We provide our officers, including the NEOs, with perquisites that are generally intended to promote their well-being and efficiency. The Committee reviews the perquisites during our annual benchmarking process for reasonableness and consistency with competitive practice. We currently provide our officers (including the NEOs, with the exception of the CEO) with the following perquisites:

•	a car allowance;
•	a financial planning allowance;
•	a dining card;
•	an annual executive physical;
•	a cell phone allowance; and
•	a health club reimbursement.

The CEO receives only a dining card and an annual executive physical.

We do not own or lease any aircraft for the benefit of management. Providing perquisites separately, and not rolling them into base salary, ensures those dollars are not included in our calculations for benefits such as life insurance and other programs that use base salary in their calculation such as the Profit-Sharing Plan and our 401(k) Plan.

Change in Control and Severance

Prior to fiscal 2017, we had no agreements with our NEOs regarding change in control or severance. As part of its annual evaluation of executive compensation, the Committee determined that this practice was not at market with many companies in our peer group. To be more consistent with the practices of our compensation peer group and to attract and retain key employees, the Committee approved the entry into the CEO Severance and Change in Control Agreement (“CEO CIC Agreement”) and the Change in Control Severance Agreements with the NEOs (“NEO CIC Agreements”) and the establishment of the Executive Severance Benefits Plan (“Severance Plan”) for executive officers of the Company who are at the level of senior vice president or higher and are part of the Brinker Leadership Team (other than the CEO) (capitalized terms used below are defined in the CEO CIC Agreement and Severance Plan, as applicable). We do not provide for gross-ups for excise taxes that may be imposed as a result of severance payments and, for payments made upon or following a change in control, we generally require a qualifying termination of employment in addition to the change in control. Please see the section entitled Potential Payments Upon Termination or Change in Control for additional information.

Tax Implications

The Committee has considered the impact of Section 162(m) of the Internal Revenue Code. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Committee to maximize the tax deductibility of our executives’ compensation whenever possible. However, the Committee does not believe that compensation decisions should be based solely upon the amount of compensation that is

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deductible for federal income tax purposes. Accordingly, the Committee reserves the right to award compensation that is or could become non-deductible when it believes that such compensation is consistent with our strategic goals and in our best interests. For fiscal 2017, we believe the annual incentive payments, stock options and performance shares all qualify for deduction under Section 162(m).

Administration of Compensation Program

The Committee’s administration of the executive compensation program is in accordance with the principles outlined at the beginning of this Compensation Discussion and Analysis. The Committee believes that our compensation programs provide the necessary incentives and flexibility to promote our performance-based compensation philosophy while being consistent with our objectives. Our financial performance supports the compensation practices employed during the past year. No member of the Committee serves or previously served as an employee or officer of the Company.

Recoupment Provisions

Our individual plan documents and our grant agreements contain language stating that if the Board of Directors determines any fraud, negligence or intentional misconduct by an Officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or Committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Further, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 36 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 36 months.

Consideration of Prior Amounts Realized

In furtherance of the Company’s philosophy of rewarding executives for future superior performance, prior stock compensation gains (or the lack thereof) are not considered in setting future compensation levels.

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REPORT OF THE COMPENSATION COMMITTEE

The Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

GEORGE R. MRKONIC (Chair)

MICHAEL GEORGE

WILLIAM GILES

JOSE LUIS PRADO

Compensation Policies and Practices As They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all team members, including officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to the compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our officers and team members. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments; maintaining stock ownership guidelines for our executive officers; and no employment agreements. Furthermore, the Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles and pay opportunity levels.

In fiscal 2017, the Committee reviewed the concept of risk as it relates to our compensation programs and determined that our programs do not encourage excessive or inappropriate risk. In reaching this conclusion, the Committee noted that long term incentives are predominately equity-based and tied to shareholder returns, market comparisons are used, ownership guidelines are applied, and the majority of variable pay is tied to Company performance.

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FISCAL 2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Wyman T. Roberts	2017	1,000,000	—	1,699,986	1,700,002	638,235	—	64,095	5,102,318
CEO & President	2016	1,030,000	—	2,239,190	1,171,996	120,155	—	67,161	4,628,502
	2015	947,307	—	1,620,890	928,370	906,053	—	64,328	4,466,948

Thomas J. Edwards, Jr.(6)	2017	354,386	—	337,498	337,499	—	—	25,847	1,055,230
Former EVP & CFO	2016	451,889	—	421,980	199,999	30,123	—	41,739	1,145,730
	2015	106,250	—	939,957	67,457	58,580	—	5,115	1,177,359

Joseph G. Taylor (6)	2017	282,720	—	58,785	58,797	57,818	—	15,341	473,461
SVP, CFO	2016	284,819	—	80,901	36,994	16,614	—	17,699	437,027
	2015	266,221	—	79,635	36,931	88,208	—	20,788	491,783

Kelli Valade	2017	498,821	—	349,994	349,996	204,023	—	56,713	1,459,547
EVP & COO	2016	410,688	—	376,753	169,998	27,376	—	44,175	1,028,990
Chili’s Grill & Bar	2015	383,870	—	276,529	69,869	211,643	—	49,577	991,488

Steve Provost	2017	459,151	—	872,461	272,497	174,383	—	57,054	1,835,546
EVP & CMO	2016	457,745	—	976,744	169,998	33,056	—	56,619	1,694,162
Chili’s Grill & Bar	2015	428,722	—	405,512	169,692	256,069	—	48,529	1,308,524

Richard Badgley(7)	2017	315,673	125,000	124,959	124,996	110,669	—	32,135	833,432
SVP & CPO

(1)	The amounts shown represent all salary received during fiscal 2017. Our salaries are paid on a bi-weekly basis.
(2)

The amounts shown represent the fair market value at grant date of equity granted to the NEOs in fiscal 2017 as determined pursuant to ASC Topic 718. These amounts do not include any reduction in the value for the possibility of forfeiture.

(3)

The amounts shown were earned under our fiscal 2017 profit sharing plan. Details about the plan can be found in the Compensation Discussion and Analysis under the section titled Short-Term Incentives of this Proxy Statement.

(4)

Reflects the above market interest rate paid in the Deferred Plan to the NEOs. The market rate is the applicable federal rate published under IRS Section 1274, Revenue Ruling 2017-12. The rate for June 2017 was 3.17%, for June 2016 was 2.67%, and for June 2015 was 2.96%. Our Deferred Plan paid 3.50% in calendar 2017, 3.25% in calendar 2016, and 3.25% in calendar 2015.

(5)

The amounts shown in this column reflect the value of benefits and perquisites provided to the NEOs during the year. These include: car allowance, dining card, taxable travel, financial planning, health club reimbursement, annual physical, phone allowance, life insurance, retiree medical, company matching contributions to the qualified 401(k) plan and vacation buyback, which are listed in the following table:

	All Other Compensation Included in the Summary Compensation Table for Fiscal 2017
Name	Company Matching Contributions to the Qualified 401(k) Savings Plan ($)	Car Allowance ($)	Company Provided Life, Retiree Medical, and Long Term Care Insurance Premiums ($)(b)	Other Compensation ($)(c)	Total All Other Compensation ($)
Wyman T. Roberts(a)	10,800	—	38,533	14,762	64,095
Thomas J. Edwards, Jr.	—	7,569	7,529	10,749	25,847
Joseph G. Taylor	—	7,200	6,254	1,887	15,341
Kelli Valade	12,380	9,600	10,101	24,632	56,713
Steve Provost	11,057	9,600	26,966	9,431	57,054
Richard Badgley	—	8,077	9,756	14,302	32,135

(a)	Mr. Roberts’ “Other Compensation” only includes amounts for an annual executive physical and dining discounts.
(b)	Represents benefit premiums paid to a third party for Company-provided life insurance, long term care and executive retiree medical.
(c)

Represents other compensation for value of perquisites and benefits paid directly to or on the NEOs’ behalf for financial planning, annual executive physicals, health club membership, phone allowances and dining discounts.

(6)	Mr. Edwards resigned as Executive Vice President and Chief Financial Officer on April 7, 2017 and Mr. Taylor was appointed Chief Financial Officer on an interim basis on the same day.
(7)	Mr. Badgley was hired on July 18, 2016, and as such, only has one year of compensation history. Mr. Badgley received a one-time sign-on bonus of $125,000 upon hire.

38 Brinker International • 2017 Notice & Proxy	Making People Feel Special

Fiscal 2017 Grants of Plan-Based Awards Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wyman T. Roberts
Performance Shares	8/25/2016				313	31,290	62,580				1,699,986
Stock Options	8/25/2016								176,166	54.33	1,700,002
Profit Sharing	N/A	10,923	1,092,308	2,184,616

Thomas J. Edwards, Jr.(5)
Performance Shares	8/25/2016				62	6,212	12,424				337,498
Stock Options	8/25/2016								34,974	54.33	337,499
Profit Sharing	N/A	2,850	285,000	570,000

Joseph G. Taylor(5)
Performance Shares	8/25/2016				11	1,082	2,164				58,785
Stock Options	8/25/2016								6,093	54.33	58,797
Profit Sharing	N/A	990	98,952	197,904

Kelli Valade
Performance Shares	8/25/2016				64	6,442	12,884				349,994
Stock Options	8/25/2016								36,269	54.33	349,996
Profit Sharing	N/A	3,492	349,175	698,350

Steve Provost
Performance Shares	8/25/2016				50	5,015	10,030				272,465
Stock Options	8/25/2016								28,238	54.33	272,497
Profit Sharing	N/A	2,984	298,448	596,896
Restricted Stock Units	5/4/2017							13,658			599,996

Richard Badgley
Performance Shares	8/25/2016				23	2,300	4,600				124,959
Stock Options	8/25/2016								12,953	54.33	124,996
Profit Sharing	N/A	1,894	189,404	378,808

(1)

The amounts shown in column (c) reflect the minimum payment level under the Company’s Profit-Sharing Plan. The minimum award level is 1% of target (d) and the maximum award (e) is 200% of target (d). Threshold is represented with minimum payout of plan, but zero payout is possible if threshold performance measures are not met.

(2)

The amounts in columns (f)—(h) reflect the range of payouts under our Performance Share Plan (detailed in the Compensation Discussion and Analysis under the section titled Long-Term Incentives of this Proxy Statement). The August 25, 2016 date reflects the date the target awards were established for the performance shares. The actual award will not be earned until the end of fiscal 2019. Threshold is represented with minimum payout of plan, but zero payout is possible if threshold performance measures are not met.

(3)	The award in this column is a retention grant for Mr. Provost, consisting of restricted stock units granted on May 4, 2017 that vest after three years.
(4)	The amounts shown represent the fair market value at grant date for financial reporting purposes in fiscal 2017 of stock awards as determined pursuant to ASC Topic 718.
(5)	Mr. Edwards resigned as Executive Vice President and Chief Financial Officer on April 7, 2017 and Mr. Taylor was appointed Chief Financial Officer on an interim basis on the same day.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 39

Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Wyman T. Roberts		176,166		54.33	8/25/2024	3,231		123,198	31,290		1,193,088
	26,184	78,552		54.15	8/27/2023	2,642		100,739	46,190		1,761,225
	39,981	39,982		49.04	8/28/2022	2,649		101,006	30,629	(8)	1,167,884
	37,203	12,402		40.76	8/29/2021	5,695		217,150
	50,000			31.97	1/2/2021	6,565		250,323
	15,750			34.82	8/30/2020	1,500		57,195
	20,000			21.79	8/25/2019	2,000		76,260
	40,000			15.83	8/26/2018	2,000		76,260
						2,000		76,260

						1,500		57,195

Thomas J. Edwards, Jr.(7)	4,468			54.15	7/6/2017
	1,335			54.96	7/6/2017

Joseph G. Taylor(7)		6,093		54.33	8/25/2024	195		7,435	1,082		41,257
	826	2,480		54.15	8/27/2023	216		8,236	1,574		60,017
	1,590	1,591		49.04	8/28/2022	260		9,914	1,418	(8)	54,068
	1,776	592		40.76	8/29/2021	350		13,346
	2,625			34.82	8/30/2020	400		15,252
	1,000			21.79	8/25/2019	800		30,504
						800		30,504
						800		30,504
						500		19,065

Kelli Valade		36,269		54.33	8/25/2024	923		35,194	6,442		245,633
	3,798	11,394		54.15	8/27/2023	611		23,297	7,312		278,807

	3,009	3,009		49.04	8/28/2022	736		28,064	5,064	(8)	193,090
	3,360	1,120		40.76	8/29/2021	19,240	(5)	733,621
	6,250			34.82	8/30/2020	6,413	(6)	244,528
	6,000			21.79	8/25/2019	1,250		47,663
	10,000			15.83	8/26/2018	800		30,504
						1,500		57,195
						1,500		57,195
						1,500		57,195
						500		19,065

Steve Provost		28,238		54.33	8/25/2024	13,658	(5)	520,780	5,015		191,222
	3,798	11,394		54.15	8/27/2023	923		35,194	7,312		278,807

	7,308	7,308		49.04	8/28/2022	10,237	(5)	390,337	6,583	(8)	251,010
	8,160	2,721		40.76	8/29/2021	1,733		66,079
	11,375			34.82	8/30/2020	2,085		79,501
	16,500			21.79	8/25/2019	5,470		208,571
	10,000			15.83	8/26/2018	1,250		47,663
						2,000		76,260
						1,500		57,195
						1,000		38,130

Richard Badgley		12,953		54.33	8/25/2024				2,300		87,699

40 Brinker International • 2017 Notice & Proxy	Making People Feel Special

(1)	Unvested options vest 25% per year for four years and have an eight-year life.
(2)

The awards listed in this column for all NEOs are for our Career Equity program. The only awards in this column that are not Career Equity are the retention grants for Mr. Provost and Ms. Valade, which are also referenced in footnote (5).

(3)	Restricted stock and restricted stock units are valued at the closing price of the Company’s common stock as of the end of our fiscal year ended June 28, 2017.
(4)	The grants in this column for all the NEOs reflect target awards under the fiscal 2017—fiscal 2019, fiscal 2016—fiscal 2018 and fiscal 2015—fiscal 2017 Performance Share Plan respectively.
(5)	For Mr. Provost, this is a one-time retention grant that vests after three years. For Ms. Valade, this is a one-time retention grant that vests after five years.
(6)	This is a one-time grant under our prior Career Equity program.
(7)

Mr. Edwards resigned as Executive Vice President and Chief Financial Officer on April 7, 2017 and Mr. Taylor was appointed Chief Financial Officer on an interim basis on the same day. Mr. Edwards’ unvested equity was forfeited upon his resignation.

(8)

The outcome of the fiscal 2015—fiscal 2017 performance cycle plan year performance resulted in a payout at 0% of target. Mssrs. Roberts, Taylor, and Provost and Ms. Valade received none of the shares listed.

Equity Compensation Plan Information

The following table summarizes, as of June 28, 2017, the equity compensation plans under which we may issue shares of stock to our officers and team members under the Stock Option and Incentive Plan (“1998 Plan”) and to directors under the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (“1999 Plan”):

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(#)		($)(1)	(#)
Equity compensation plans approved by security holders	2,189,955	(2)	45.46	3,806,559	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	2,189,955		45.46	3,806,559

(1)	The amounts shown in this column relate only to options exercisable for common shares.
(2)	The amount shown includes 813,743 shares issuable in respect of restricted stock units and performance shares.
(3)	The amount shown includes 3,593,173 shares available for issuance under the 1998 Plan and 213,386 shares available for issuance under the 1999 Plan.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 41

FISCAL 2017 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Wyman T. Roberts	40,000	1,442,075	16,733	911,112
Thomas J. Edwards, Jr.(4)	—	—	—	—
Joseph G. Taylor (4)	1,000	29,868	930	50,639
Kelli Valade	10,500	325,699	3,320	180,774
Steve Provost	2,750	80,493	4,316	235,006
Richard Badgley	—	—	—	—

(1)	Reflects the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option.
(2)	Reflects the vesting of restricted stock units under the fiscal 2014—fiscal 2016 Performance Share Plan.
(3)	The value realized is based upon the fair market value of our common stock on the date of vesting multiplied by the number of shares/units which vested.
(4)	Mr. Edwards resigned as Executive Vice President and Chief Financial Officer on April 7, 2017 and Mr. Taylor was appointed Chief Financial Officer on an interim basis on the same day.

Non-Qualified Deferred Compensation Plan

None of our NEOs participate in a non-qualified compensation plan.

Company Sponsored Pension Plan

The Company does not sponsor a pension plan.

Retirement Definitions and Payouts

For those executives who remain with us for their career, we want to ensure they are able to benefit from their contributions to our long-term success. Therefore, we have defined retirement provisions that allow for post-employment benefits. Early retirement is defined as age plus years of service equals 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equals 70, with a minimum age of 60; or age 65 (regardless of service). This definition is applied to all of our equity programs, our retiree medical program, and our Profit-Sharing plan. Listed below are our equity programs and their treatment under early and normal retirement:

	Early Retirement	Normal Retirement
Stock Options	Unvested shares accelerated and remain exercisable for the shorter of 12 months or the expiration date	Unvested shares accelerated and remain exercisable for the shorter of 36 months or the expiration date

Performance Shares	Pro-rated and paid at the end of the measurement period based on actual results	The full award is paid at the end of the measurement period based on actual results

Restricted Stock Units	Pro-rated and paid upon retirement	The full award is paid upon retirement

CEO Severance and CIC Agreement

During fiscal 2017, we entered into an agreement with our CEO to provide for severance pay in the event of (A) a termination without Cause prior to or more than two years following a change in control,

42 Brinker International • 2017 Notice & Proxy	Making People Feel Special

or (B) a termination without Cause or resignation for Good Reason within two years following a change in control. Under the new CEO CIC Agreement, the CEO will be entitled to receive:

•

payment of: (i) 24 months of base salary (in the event of a termination without Cause prior to or more than two years following a change in control) or 36 months of base salary (in the event of a termination without Cause or resignation for Good Reason within two years following a change in control) plus (ii) an amount equal to the CEO’s target bonus for the year of termination under the applicable Company Profit-Sharing Plan; and

•	continued payment by the Company of the CEO’s health insurance coverage premiums for 18 months following the CEO’s termination.

Payments under the CEO CIC Agreement are conditioned on the CEO abiding by certain restrictive covenants and executing a separation agreement and release in a form satisfactory to the Company. The treatment of the CEO’s outstanding equity awards upon termination is determined in accordance with the applicable equity plan documents.

NEO CIC Agreements and Severance Plan

During fiscal 2017, we also entered into NEO CIC Agreements with Ms. Valade and Mr. Provost, and in early fiscal 2018 with Mr. Badgley, and adopted the Severance Plan for eligible executive employees of the Company (capitalized terms used below are defined in the NEO CIC Agreements and Severance Plan, as applicable). The Severance Plan provides certain benefits to Company executive officers who (i) are at the level of senior vice president or higher and are part of the Brinker Leadership Team of the Company (other than the CEO), (ii) have entered into a change in control severance agreement with the Company and (iii) are designated by the Committee to participate in the plan.

Pursuant to the NEO CIC Agreements, in the event that the NEO is terminated without Cause prior to or more than two years following a Change in Control, the NEO will be entitled to receive the following severance under the Severance Plan:

•	18 months of the NEO’s then current base salary;
•

annual bonus for the year of termination that the NEO would have been eligible to earn under the applicable Company Profit-Sharing Plan based on the actual Company performance if the NEO had remained employed; and

•

continued payment by the Company of the NEO’s health insurance coverage premiums for 18 months following the NEO’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “COBRA Subsidy”).

Under the NEO CIC Agreements, in the event that the NEO is terminated without Cause or resigns for Good Reason (as defined in the agreement), in each case within two years following a Change in Control, the NEO will be entitled to receive, in lieu of any severance benefits under the Severance Plan:

•	(i) 24 months of the NEO’s then current base salary, and (ii) an amount equal to the NEO’s target bonus for the year of termination under the applicable Company Profit-Sharing Plan; and
•	the COBRA Subsidy.

Payments under the NEO CIC Agreements and the Severance Plan are conditioned on the NEO abiding by certain restrictive covenants and executing a separation agreement and release in a form satisfactory to the Company. In the event of any termination or resignation as described in this section, the treatment of the NEO’s outstanding equity awards will be determined in accordance with the applicable equity plan documents.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 43

Equity and Other Incentive Awards

Fiscal 2017 Awards:

Starting with awards granted in fiscal 2017, we have removed single-trigger provisions that would result in the automatic full vesting of awards upon a change in control. Rather, with respect to awards granted to the NEOs in fiscal 2017:

Restricted Stock Units and Stock Options:

•

In the event of a Change in Control (as defined in the applicable award agreement), if all such outstanding awards are not assumed or replaced with comparable awards by the surviving corporation or its affiliates, then a pro-rata number of such awards will become immediately vested (and, in the case of stock options, exercisable) based on the number of months that the NEO was employed by the Company or a related company during the award-vesting period, and any performance-based restricted stock units will be deemed to have satisfied the applicable performance goal at the target performance achievement level. If the NEO’s employment is terminated without Cause (or if the NEO terminates employment for Good Reason) (as defined in the applicable award agreement), within 24 months following a Change in Control, the award will immediately become fully vested (and, in the case of stock options, exercisable) upon the occurrence of a Change in Control prior to the NEO’s termination of employment.

Performance Share Plan:

•

In the event of a Change in Control (as defined in the plan), all actively employed participating NEOs will receive the greater of (A) the number of Company shares determined based on actual performance through the Change in Control or (B) 100% of the target number of shares (the “Earned Shares”). Participating NEOs who terminated employment prior to the Change in Control due to death or Disability, Retirement or without Cause (all as defined in the plan), will receive the Earned Shares, prorated based on the length of the NEO’s employment during the applicable measurement period (other than in the case of certain retirement terminations).

Fiscal 2018 Awards:

The fiscal 2018 awards likewise generally do not automatically vest upon a change in control. Rather, the fiscal 2018 awards provide as follows:

Restricted Stock Units and Stock Options:

•

Outstanding awards of restricted stock units and stock options do not become fully vested upon a Change in Control (as defined in the applicable award agreement) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the Change in Control. If a participating NEO is terminated without Cause following a Change in Control or terminates for Good Reason following a Change in Control, all outstanding restricted stock units and stock options become fully vested (and, in the case of stock options, exercisable) upon such termination.

Performance Share Plan:

•

Performance share awards under our fiscal 2018 Performance Share Plan do not vest upon a Change in Control (as defined in the plan) unless the awards are not assumed or replaced with comparable awards by the acquiring entity in such a Change in Control, or cease to remain outstanding immediately following the Change in Control. Otherwise, upon a Change in Control, the applicable measurement period (but not the performance period) will end and the performance calculations will be modified to account for the shortened measurement period. A participating NEO

44 Brinker International • 2017 Notice & Proxy	Making People Feel Special

must remain employed through the end of the performance period to earn such award, unless the NEO is terminated without Cause or terminates for Good Reason following the Change in Control, in which case the NEO will fully vest upon termination in the number of achieved shares determined based on performance through the Change in Control date.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our named executive officers in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of June 28, 2017 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 45

FISCAL 2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

WYMAN T. ROBERTS(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	2,000,000	—	3,000,000	—	—
Profit Sharing(3)	638,235	638,235	1,092,308	—	1,092,308	638,235	638,235
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	1,571,846	1,571,846	1,571,846	—	2,954,312	2,954,312	2,954,312
Restricted Stock	1,067,452	1,067,452	1,067,452	—	1,135,588	1,135,588	1,135,588
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	3,500,000
Disability Insurance(9)	—	—	—	—	—	986,667	—
Accrued Vacation	—	—	—	—	—	—	—
Total	3,277,533	3,277,533	5,731,606	—	8,182,208	5,714,802	8,228,135

(1)	Mr. Roberts is eligible for early retirement as of the last day of fiscal 2017. It is assumed under any of the scenarios listed (excluding death or disability) he would retire from the company.
(2)

Severance payments are based on Mr. Roberts’ Severance and Change in Control Agreement. His agreement provides for 24 months of severance upon a termination without cause or 36 months of severance upon a termination related to a Change in Control.

(3)

The profit-sharing award shown was earned for fiscal 2017, but is unpaid as of the last day of the fiscal year. Mr. Roberts’ agreement states that no less than a target award will be paid in the event of a termination with change in control or termination without cause.

(4)

In this scenario Mr. Roberts is able to retain his fiscal 2014, 2015, 2016 and 2017 option awards, a pro-rata portion of his performance-share awards and a pro-rata portion of his career equity awards.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Roberts’ equity awards, please see the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table.

(6)	Under all of the scenarios listed, the fiscal 2015 performance-shares reflect a payout of 0% and a target payout for fiscal 2016 and 2017 awards.
(7)	Under our death and disability provisions, Mr. Roberts would retain his unvested equity.
(8)	The Company provides term life insurance for Mr. Roberts at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount listed assumes that Mr. Roberts would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

46 Brinker International • 2017 Notice & Proxy	Making People Feel Special

FISCAL 2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

JOSEPH G. TAYLOR(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	284,184	—	284,184	—	—
Profit Sharing(3)	57,818	57,818	57,818	—	98,952	57,818	57,818
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	53,763	53,763	53,763	—	101,273	101,273	101,273
Restricted Stock	154,874	154,874	154,874	—	164,760	164,760	164,760
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	568,368
Disability Insurance(9)	—	—	—	—	—	473,640	—
Accrued Vacation	—	—	—	—	—	—	—
Total	266,455	266,455	550,639	—	649,169	797,491	892,219

(1)	Mr. Taylor is eligible for early retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death and disability) he would retire from the Company.
(2)

Mr. Taylor’s severance would be based on tenure. He would be eligible for the maximum severance payment of twelve months of salary. In early fiscal 2018, he signed a Severance and Change in Control Agreement that provides for 18 months of severance upon a termination without cause, which would be equivalent to $426,726 in cash severance. The agreement provides for 24 months of severance upon a termination with a Change in Control, which would be equivalent to $568,368 in cash severance. His Profit-Sharing and Performance-Share payments would remain unchanged.

(3)

The profit-sharing award shown was earned for fiscal 2017, but is unpaid as of the last day of the fiscal year under all scenarios except for change in control. Our profit sharing plan states that no less than a target award will be paid in the event of a change in control.

(4)	In this scenario Mr. Taylor is able to retain his fiscal 2014, 2015, 2016 and 2017 option awards, a pro-rata portion of his performance-share awards and a pro-rata portion of his career equity awards.
(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Taylor’s equity awards, please see the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table.

(6)	Under all of the scenarios listed, the fiscal 2015 performance-shares reflect a payout of 0% and a target payout for fiscal 2016 and 2017 awards.
(7)	Under our death and disability provisions, Mr. Taylor would retain his unvested equity.
(8)	The Company provides term life insurance for Mr. Taylor at two times base salary with a maximum benefit of $3,500,000.
(9)	Amount listed assumes that Mr. Taylor would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 47

FISCAL 2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

KELLI VALADE(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	750,000	—	1,000,000	—	—
Profit Sharing(3)	—	—	204,023	—	349,175	204,023	204,023
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	—	—	267,749	—	524,440	524,440	524,440
Restricted Stock	—	—	299,950	—	1,333,520	1,333,520	1,333,520
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	2,000,000
Disability Insurance(9)	—	—	—	—	—	833,333	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	1,521,722	—	3,207,135	2,895,316	4,061,983

(1)	Ms. Valade is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments are based on Ms. Valade’s Severance and Change in Control Agreement. Her agreement provides for 18 months of severance upon termination without cause or 24 months of severance upon a termination related to a Change in Control.

(3)

The profit-sharing award shown was earned for fiscal 2017, but is unpaid as of the last day of the fiscal year. Ms. Valade’s agreement provides for no less than a target profit-sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other senarios.

(4)

In this scenario Ms. Valade is able to retain her fiscal 2014 option awards, a pro-rata portion of her 2015, 2016 and 2017 option awards, a pro-rata portion of her performance-share awards and a pro-rata portion of her career equity awards. Ms. Valade is only able to retain the 2014 one-time retention award under the change in control, disability and death scenarios.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Ms. Valade’s equity awards, please see the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table.

(6)	Under all of the scenarios listed, the fiscal 2015 performance-shares reflect a payout of 0% and a target payout for fiscal 2016 and 2017 awards.
(7)	Under our death and disability provisions, Ms. Valade would retain her unvested equity.
(8)	The Company provides term life insurance for Ms. Valade at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount listed assumes that Ms. Valade would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

48 Brinker International • 2017 Notice & Proxy	Making People Feel Special

FISCAL 2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

STEVE PROVOST(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	712,500	—	950,000	—	—
Profit Sharing(3)	—	—	174,383	—	298,448	174,383	174,383
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	—	—	249,612	—	470,029	470,029	470,029
Restricted Stock	—	—	304,296	—	1,519,709	1,519,709	1,519,709
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	1,900,000
Disability Insurance(9)	—	—	—	—	—	791,667	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	1,440,791	—	3,238,186	2,955,788	4,064,121

(1)	Mr. Provost is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments are based on Mr. Provost’s Severance and Change in Control Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a Change in Control.

(3)

The profit-sharing award shown was earned for fiscal 2017, but is unpaid as of the last day of the fiscal year. Mr. Provost’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Mr. Provost is able to retain his fiscal 2014 option awards, a pro-rata portion of his 2015, 2016 and 2017 option awards, a pro-rata portion of his performance-share awards and a pro-rata portion of his career equity awards. Mr Provost is only able to retain the 2016 and 2017 one-time retention awards under the change in control, death, and disability scenarios.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Provost’s equity awards, please see the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table.

(6)	Under all of the scenarios listed, the fiscal 2015 performance-shares reflect a payout of 0% and a target payout for fiscal 2016 and 2017 awards.
(7)	Under our death and disability provisions, Mr. Provost would retain his unvested equity.
(8)	The Company provides term life insurance for Mr. Provost at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount listed assumes that Mr. Provost would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 49

FISCAL 2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

RICHARD BADGLEY(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	335,000	—	335,000	—	—
Profit Sharing(3)	—	—	110,669	—	189,404	110,669	110,669
Equity Compensation(5)
Stock Options	—	—	—	—	—	—	—
Performance Shares(6)	—	—	29,233	—	87,699	87,699	87,699
Restricted Stock	—	—	—	—	—	—	—
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	1,005,000
Disability Insurance(9)	—	—	—	—	—	536,000	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	474,902	—	612,103	734,368	1,203,368

(1)	Mr. Badgley is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments shown are based on Mr. Badgley’s Severance and Change in Control Agreement in force at the end of fiscal 2017. His agreement provided for 12 months of severance upon a termination without cause or upon a termination with a Change in Control. In early fiscal 2018, he signed a subsequent agreement that provides for 18 months of severance upon a termination without cause, which would be equivalent to $502,500 in cash severance. The agreement provides for 24 months of severance upon termination with a Change in Control, which would be equivalent to $670,000 in cash severance. His Profit-Sharing and Performance-Share payments would remain unchanged.

(3)

The profit sharing award shown was earned for fiscal 2017, but is unpaid as of the last day of the fiscal year. Mr. Badgley’s agreement provides for no less than a target profit-sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)	In this scenario Mr. Badgley is able to retain a pro-rata portion of his fiscal 2017 option award and performance-share award,.
(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Badgley’s equity awards, please see the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table.

(6)	Under all of the scenarios listed, the fiscal 2017 performance-shares reflect a target payout.
(7)	Under our death and disability provisions, Mr. Badgley would retain his unvested equity.
(8)	The Company provides term life insurance for Mr. Badgley at three times base salary with a maximum benefit of $3,500,000.
(9)	Amount listed assumes that Mr. Badgley would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

50 Brinker International • 2017 Notice & Proxy	Making People Feel Special

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management is responsible for our internal controls and the financial reporting process. KPMG LLP, our independent registered public accounting firm, is responsible for performing independent audits of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also is responsible for the selection of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

In this context, the Audit Committee held discussions with our management regarding our audited consolidated financial statements. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. Such discussions also involved an evaluation of the independence of KPMG LLP. The Audit Committee reviewed and discussed the audited consolidated financial statements with both management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB and discussed with KPMG LLP their independence in connection with their audit of our consolidated financial statements.

Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2017 for filing with the SEC. The Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

Further, in accordance with its written charter, the Audit Committee is responsible for discussions with management relating to the Company’s processes to monitor and minimize significant risks and exposures. During fiscal 2017, the Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes, including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

Respectfully submitted,

AUDIT COMMITTEE

WILLIAM GILES (Chair)

HARRIET EDELMAN

ELAINE BOLTZ

MICHAEL GEORGE

GERARDO LOPEZ

Making People Feel Special	Brinker International • 2017 Notice & Proxy 51

STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of August 14, 2017 by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the annual meeting, (c) the NEOs and (d) all executive officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of August 14, 2017		Number Attributable to Options Exercisable Within 60 Days of August 14, 2017		Percent(11)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,355,094	(1)	—	(5)	11.05%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,080,271	(2)	—	(5)	10.48%

JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	4,087,664	(3)	—	(5)	8.44%

LSV Asset Management 155 N. Wacker Dr., Suite 4600 Chicago, IL 60606	3,636,622	(4)	—	(5)	7.51%

Directors(6)
Elaine L. Boltz	7,830	(7)	—	(8)	*
Joseph M. DePinto	57,685	(7)	—	(8)	*
Harriet Edelman	22,059	(7)	—	(8)	*
Michael A. George	33,502	(7)	—	(8)	*
William T. Giles	20,702	(7)	—	(8)	*
Gerardo I. Lopez	14,702	(7)	—	(8)	*
George R. Mrkonic	32,964	(7)	—	(8)	*
Jose Luis Prado	8,145	(7)	—	(8)	*
Wyman T. Roberts	401,982	(7)	331,736	(8)	*

Named Executive Officers(6)(9)
Richard Badgley	3,238	(7)	3,238	(10)	*
Steve Provost	101,403	(7)	74,373	(10)	*
Joseph G. Taylor	11,554	(7)	11,554	(10)	*
Kelli Valade	105,736	(7)	47,906	(10)	*

All Executive Officers and Directors as a Group (16 persons)	926,132	(7)	520,228	(10)	1.91%

*	Less than 1%.
(1)

Based on information contained in Schedule 13G/A dated February 28, 2017, filed on March 10, 2017. The Schedule 13G/A reported that The Vanguard Group, Inc. owned 5,355,094 shares of common stock, and had sole dispositive power over 5,322,398 shares of common stock, shared dispositive power over 32,696 shares of common stock, sole voting power over 29,872 shares of common stock and shared voting power over 6,170 shares of common stock.

(2)

Based on information contained in Schedule 13G/A dated June 30, 2017, filed on July 10, 2017. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 5,080,271 shares of common stock and had sole voting power over 4,972,126 shares of common stock.

52 Brinker International • 2017 Notice & Proxy	Making People Feel Special

(3)

Based on information contained in Schedule 13G/A dated December 30, 2016, filed on January 13, 2017. The Schedule 13G/A reported that JPMorgan Chase & Co. owned 4,087,664 shares of common stock, and had sole dispositive power over 4,036,437 shares of common stock, shared dispositive power over 50,627 shares of common stock, sole voting power over 3,830,695 shares of common stock and shared voting power over 50,589 shares of common stock.

(4)

Based on information contained in Schedule 13G dated December 31, 2016, filed on February 6, 2017. The Schedule 13G reported that LSV Asset Management owned and had sole dispositive power over 3,636,622 shares of common stock and had sole voting power over 2,137,782 shares of common stock.

(5)	Not Applicable.
(6)

We determined beneficial ownership in accordance with the rules of the SEC. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(7)

Our list includes shares of common stock which may be acquired by exercise of options vested, or vesting within 60 days of August 14, 2017, under one of the following plans: i) Stock Option and Incentive Plan and ii) 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(8)

Mr. Roberts owns 536,220 stock options, 331,736 of which have vested, or will vest, within 60 days of August 14, 2017. Messrs. DePinto, George, Giles, Lopez, Mrkonic and Prado, and Mms. Boltz and Edelman own no stock options.

(9)	In addition to Mr. Roberts who serves as a director.
(10)

Mr. Badgley owns 12,953 stock options, 3,238 of which have vested, or will vest, within 60 days of August 14, 2017. Mr. Provost owns 106,802 stock options, 74,373 of which have vested, or will vest, within 60 days of August 14, 2017. Mr. Taylor owns 18,573 stock options, 11,554 of which have vested, or will vest, within 60 days of August 14, 2017. Ms. Valade owns 84,209 stock options, 47,906 of which have vested, or will vest, within 60 days of August 14, 2017. All Executive Officers and Directors as a Group own 854,017 stock options, 520,228 of which have vested, or will vest, within 60 days of August 14, 2017.

(11)	This percentage is based on number of outstanding shares of common stock as of August 14, 2017 (48,454,974 shares).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and executive officers, and persons who own more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with copies of all such reports. Based on our review of the reports we received and other written communications, we believe that all filing requirements were satisfied during fiscal 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

It is our policy, where possible, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. If we believe we should enter into any such transactions, we will do so on terms no less favorable to us than we could obtain from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company. Except as noted below, there were no transactions required to be reported.

During fiscal 2017, we employed one family member of one of our executive officers as a full-time team member at one of our restaurants.

MISCELLANEOUS

The Annual Report to Shareholders of the Company, including our Form 10-K for the fiscal year ended June 28, 2017, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,

SCARLETT MAY

Secretary

Dallas, Texas

September 27, 2017

Making People Feel Special	Brinker International • 2017 Notice & Proxy 53

BRINKER INTERNATIONAL, INC.

PROXY STATEMENT

FAQ’s ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

The Board of Directors of Brinker International, Inc. (sometimes referred to here as “Brinker,” “we,” “us,” “our,” or the “Company”) is soliciting the enclosed proxy to be used at the annual meeting of shareholders on November 16, 2017 at 9:00 a.m. (CST), and at any adjournment or postponement of that meeting. We posted this Proxy Statement and the accompanying proxy on or about September 27, 2017, to our website at www.proxyvote.com, and mailed notice on or about September 27, 2017 to all shareholders entitled to vote at the annual meeting.

Where is the annual meeting held?

The meeting will be held at our principal executive office campus, in the building located at 6700 LBJ Freeway, Dallas, Texas 75240.

What is the purpose of the annual meeting?

The purpose of the meeting is to:

•	elect nine (9) directors (Pages 5-9);
•	vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2018 Fiscal Year (Page 10);
•	cast an advisory vote on executive compensation (Page 11);
•	cast an advisory vote on frequency of future advisory votes on executive compensation (Page 12); and
•	conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Why am I being asked to review materials on-line?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about September 27, 2017.

How many votes do I have?

If we had your name on record as owning stock in Brinker International, Inc. at the close of business on September 18, 2017, then you are entitled to vote at the annual meeting. You are entitled to one vote for each share of Brinker’s common stock you own as of that date. At the close of business on August 14, 2017, 48,454,974 shares of the Company’s common stock were outstanding and eligible to vote.

54 Brinker International • 2017 Notice & Proxy	Making People Feel Special

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials. You may vote:

•	by Internet at www.proxyvote.com by using your 12-digit control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials);
•	by phone; and
•	by requesting, completing and mailing a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

How do I attend the annual meeting in person?

Seating at the annual meeting will be limited to Brinker’s shareholders or their proxyholders and Brinker’s invited guests. If you are a holder of record in your own name, please bring photo identification to the annual meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement. Cameras, recording equipment and other electronic devices will not be permitted at the meeting. The annual meeting will begin promptly at 9:00 a.m. (CST) at our offices, so please plan to arrive accordingly. For directions to the annual meeting, please visit the Investor Information section of our website at http://www.brinker.com.

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the annual meeting by:

•	returning another proxy card with a later date;
•	sending written notification of revocation to the Corporate Secretary at our principal executive offices at 6820 LBJ Freeway, Dallas, Texas 75240;
•	entering a later vote by telephone or over the Internet; or
•	attending the annual meeting and voting in person.

You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Brinker representative at the annual meeting of your desire to revoke your proxy and then you must vote in person.

Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

•	we may contact you using the telephone or electronic communication;
•	our directors, officers, or other regular employees may contact you personally; or
•	we may hire agents for the sole purpose of contacting you regarding the proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 55

In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to certain “non-routine” items. In the case of non-routine items, the shares will be treated as “broker non-votes,” which are not counted as cast and have no effect on the outcome of the vote. Election of directors is not considered a routine matter. We urge you to give your bank or brokerage firm instructions on all proposals in this proxy statement. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from your bank or brokerage firm.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If all or some of the shares you own are held through the Company’s 401(k) Plan, you may vote by phone or Internet by 11:59 p.m., EST, on November 13, 2017 or the Company’s agent must receive your paper proxy card on or before November 13, 2017.

What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this proxy statement and the annual report. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact your bank or broker. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. Brinker does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

•	Proposal 1: Elect Nine Directors

The affirmative vote of a majority of shares of common stock present or represented by proxy and voting at the meeting is required to elect each of the nine nominees for director. Abstentions and broker non-votes have no effect on the outcome of the voting for each of the nominees.

•	Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm for the 2018 Fiscal Year

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

•	Proposal 3: Advisory Vote on Executive Compensation

The approval, in an advisory, non-binding vote, of the compensation of the named executive officers of the Company by a majority of the shares of common stock present or represented by proxy and voting

56 Brinker International • 2017 Notice & Proxy	Making People Feel Special

at the meeting is sought. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this advisory, non-binding approval.

•	Proposal 4: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The determination, in an advisory, non-binding vote, on how frequently the Company should present to you, the shareholders, the advisory, non-binding vote on executive compensation of the named executive officers is sought. Abstentions are counted as votes cast and have the effect of no choice of the available options. Broker non-votes have no effect on the outcome of the voting on this advisory, non-binding approval.

How will my proxy get voted?

If you vote over the phone or Internet, or properly fill in and return a paper proxy card (if requested), the designated Proxies (Wyman T. Roberts and Christopher L. Green) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” election of all nine nominees for director;
•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2018 Fiscal Year;
•	“FOR” approval in an advisory, non-binding vote of the compensation of our named executive officers; and
•	“FOR” approval in an advisory, non-binding vote for annual advisory votes on executive compensation.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the annual meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Broadridge Financial Solutions, to judge voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the meeting.

May shareholders ask questions at the annual meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for a question, or requiring questions to be submitted in writing.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 57

How do I submit a proposal for next year’s annual meeting?

If you have a proposal, other than a nomination for the Board of Directors, that you would like us to consider at the 2018 annual meeting of shareholders, you must submit your proposal to the Secretary of the Company no later than May 30, 2018 and must comply with the notice, information, and other provisions contained in the Company’s bylaws. If you would like your proposal to be included in our Proxy Statement and proxy relating to that meeting, it must also comply with the SEC rules, and you must submit it to us no later than May 30, 2018. Proposals should be sent to our executive offices at 6820 LBJ Freeway, Dallas, Texas 75240 in care of the Corporate Secretary.

How do I submit a nomination for the Board of Directors?

Any shareholder of the Company may recommend one or more individuals to be considered by the Governance and Nominating Committee of the Company’s Board of Directors as a potential nominee or nominees for election as a director of the Company. If you wish to recommend one or more individuals for a position or positions on the Board of Directors, our bylaws require that you submit your recommendation, along with certain information about the candidate(s), to the Secretary of the Company. If you need a copy of the bylaws, you may obtain them free of charge from the Corporate Secretary or you may find them in the Company’s public filings with the SEC. If you want to submit a recommendation for the Company’s 2018 annual meeting of the shareholders, your submittal must be delivered to our principal executive offices at 6820 LBJ Freeway, Dallas, Texas 75240 to the attention of the Corporate Secretary on or before May 30, 2018.

How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the General Counsel, Brinker International, Inc., 6820 LBJ Freeway, Dallas, Texas 75240. Your Board of Directors has instructed the General Counsel to review and forward such communications to the appropriate person or persons for response.

How can I access Brinker’s proxy materials and annual report electronically?

You can access the Company’s proxy statement, 2017 Annual Report on Form 10-K and Fiscal 2017 Annual Report at www.brinker.com. You may simply click on the “Investors” tab on the home page, and then the “Financial Reports” link in the red banner near the top of the page; the SEC filings section of our website will be available for your usage. We will also provide you free copies of these documents by sending a written request to the Company’s Corporate Secretary at 6820 LBJ Freeway, Dallas, Texas 75240. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public in the SEC’s website at www.sec.gov. The Fiscal 2017 Annual Report and the Form 10-K accompany this proxy statement, but are not considered part of the proxy soliciting materials.

How long may I rely upon the information in this proxy statement? May I rely upon other materials as well regarding the annual meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 27, 2017. You

58 Brinker International • 2017 Notice & Proxy	Making People Feel Special

should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise in this proxy statement, and the mailing of the proxy statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this proxy statement and date of the annual meeting.

Making People Feel Special	Brinker International • 2017 Notice & Proxy 59

BRINKER INTERNATIONAL®

6820 LBJ Freeway, Dallas, TX 75240 • www.brinker.com

BRINKER INTERNATIONAL, INC. 6820 LBJ FREEWAY DALLAS, TX 75240	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Brinker International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following nominees:

1	Election of Directors

	Nominees:	For	Against	Abstain				For	Against	Abstain

	01 Elaine M. Boltz	☐	☐	☐	06 Gerardo I. Lopez			☐	☐	☐

	02 Joseph M. DePinto	☐	☐	☐	07 George R. Mrkonic			☐	☐	☐

	03 Harriet Edelman	☐	☐	☐	08 Jose Luis Prado			☐	☐	☐

	04 Michael A. George	☐	☐	☐	09 Wyman T. Roberts			☐	☐	☐

	05 William T. Giles	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3.													For	Abstain

2	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal 2018 year.												☐	☐

3	To approve, by non-binding vote, executive compensation.												☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:											1 year	2 years	3 years	Abstain
4	To recommend, by non-binding vote, the frequency of executive compensation votes.										☐	☐	☐	☐

NOTE: IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

For address change/comments, mark here. (see reverse for instructions)							☐

Please indicate if you plan to attend this meeting					☐	☐

					Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date								Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, 10K-Wrap is/are available at www.proxyvote.com.

BRINKER INTERNATIONAL, INC.

PROXY

The undersigned hereby (a) acknowledges receipt of the notice of Annual Meeting of Shareholders of Brinker International, Inc. (the “Company”) to be held at the Brinker International, Inc. principal executive office campus, in the building located at 6700 LBJ Freeway, Dallas, Texas 75240 on Thursday, November 16, 2017, at 9:00 a.m., CST, and the Proxy Statement in connection therewith, and (b) appoints Wyman T. Roberts and Christopher L. Green, and each of them, as the undersigned’s proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that the undersigned’s proxy be voted as shown on the reverse side hereof or as directed via Telephone or Internet.

If more than one of the proxies shall be present in person or by substitute at the meeting or any adjournment thereof, all of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given or given via Telephone or Internet.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR BY TELEPHONE OR INTERNET.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on November 16, 2017

Meeting Information

BRINKER INTERNATIONAL, INC.	Meeting Type: Annual Meeting

For holders as of: September 18, 2017

Date: November 16, 2017 Time: 9:00 AM CST

BRINKER INTERNATIONAL, INC. 6820 LBJ FREEWAY DALLAS, TX 75240	Location: Brinker International Inc. Principal Executive Office 6700 LBJ Freeway Dallas, Texas 75240

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. 10K-Wrap

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com

2) BY TELEPHONE:	1-800-579-1639

3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 2, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR each of the following nominees:

1	Election of Directors

Nominees

	01 Elaine M. Boltz	06 Gerardo I. Lopez

	02 Joseph M. DePinto	07 George R. Mrkonic

	03 Harriet Edelman	08 Jose Luis Prado

	04 Michael A. George	09 Wyman T. Roberts

05 William T. Giles

The Board of Directors recommends you vote FOR proposals 2 and 3.

2	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal 2018 year.

3	To approve, by non-binding vote, executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

4	To recommend, by non-binding vote, the frequency of executive compensation votes.

NOTE: IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.